AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                           SOUTHWEST ASSOCIATES, L.P.

                   Dated as of the 31st day of December, 1996




THE INTERESTS ISSUED UNDER THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER THE APPLI- CABLE STATE SECURITIES LAWS, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION AND QUALIFICATION PROVIDED IN THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION OR REGISTRATION UNDER THE APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED. IN ADDITION, THE INTERESTS ISSUED UNDER THIS AGREEMENT MAY BE SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE RESTRIC- TIONS ON TRANSFER SET FORTH HEREIN.

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                           SOUTHWEST ASSOCIATES, L.P.



     THIS AGREEMENT OF LIMITED PARTNERSHIP ("Agreement") is made and entered into as of the 31st day of December, 1996, by and between NPI-AP Management, L.P., a Delaware limited partnership, as a general partner and a limited partner (in its capacity as a general partner the "Managing General Partner" and in its capacity as a limited partner, the "Insignia Limited Partner", or generally the "Insignia Partner") and BRE/Southwest Partners I L.P., a Delaware limited partnership, as a general partner (the "Blackstone General Partner", together with the Managing General Partner, the "General Partners") and Blackstone Real Estate Partners II L.P., a Delaware limited partnership, Blackstone Real Estate Partners II TE.1 L.P., a Delaware limited partnership, Blackstone Real Estate Partners II TE.2 L.P., a Delaware limited partnership, and Blackstone Real Estate Holdings II L.P., a Delaware limited partnership, as limited partners (the "Blackstone Limited Partners", together with the Insignia Limited Partner, the "Limited Partners" and each a "Limited Partner") (the Blackstone Limited Partners and the Blackstone General Partner are collectively referred to as the "Blackstone Partners" or "Blackstone") with reference to the following:


                                    RECITALS

     A. The Insignia Partner and the Blackstone Partners desire to form a limited partnership pursuant to the provisions of the Revised Uniform Limited Partnership Act of the State of Delaware, Delaware Code, Title 6, Sections 17-101, et seq., as amended from time to time, and to constitute themselves as Southwest Associates, L.P., a Delaware limited partnership (the "Partnership"), on the terms and conditions set forth below.

     B. Each of the Insignia Partner and the Blackstone Partners desires to make its respective capital contribution to the Partnership as described in this Agreement and to be admitted as a Partner of the Partnership.

     C. In order to effect the foregoing, the parties hereto desire to enter into this Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein (the receipt and sufficiency of which hereby are acknowledged by each party hereto), the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    ARTICLE 1

                               GENERAL PROVISIONS

     1.1 Formation. The General Partners and the Limited Partners hereby form the Partnership as a Delaware limited partnership pursuant to the terms of this Agreement and the Act. This Agreement shall constitute the agreement of limited partnership among the Partners. All capitalized terms used and not otherwise defined herein shall have the meanings set forth in Section 1.8 hereof. The Partners further agree to take such other actions as may from time to time be necessary or appropriate under the laws of the State of Delaware with respect to the formation, operation and continued good standing of the Partnership as a Delaware limited partnership.

     1.2 Name of Partnership. The name of the Partnership shall be "Southwest Associates, L.P."

     1.3 Compliance.

          1.3.1 Certificate of Limited Partnership. The General Partners have executed the Certificate of Limited Partnership for the Partnership, and filed the same with the Office of the Secretary of State of Delaware, which certificate due to clerical error was filed on January 13, 1997. Due to the delay in the filing of the Certificate of Limited Partnership for the Partnership, the Partners hereby confirm and ratify all of the actions, covenants, obligations, duties, liabilities, indemnities, waivers and guarantees made and given by the Partnership as of December 31, 1996 up to and including the date of the filing of the Certificate of Limited Partnership for the Partnership. The General Partners shall cause the Partnership to take any other steps that are necessary for the Partnership to conduct the Partnership's business in the states in which it does business. The Certificate shall be amended whenever, and within the time periods, required by the Act.

          1.3.2 Principal Office, Resident Agent and Registered Office. The principal office of the Partnership shall be located at c/o Blackstone Real Estate Advisors L.P., 345 Park Avenue, 31st Floor, New York, New York 10154 or at such other place or places as may from time to time be Approved by the General Partners; provided, however, that the Partnership shall at all times maintain a registered agent and an office in the State of Delaware and in such other states as required by law. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is CT Corporation Systems, 1201 Orange Street, Wilmington, Delaware 19801. The address of the registered office of the Partnership in the State of Delaware is CT Corporation Systems, 1201 Orange Street, Wilmington, Delaware 19801. Such principal office, registered agent or registered office may be changed by the Blackstone General Partner from time to time upon the Approval of the Managing General Partner, so long as in accordance with the Act.

     1.4 Purposes of Partnership. The purposes of the Partnership shall be:

          1.4.1 (i) To acquire the limited partnership interests in the REO Partnerships listed on Exhibit D to this Agreement (the "REO Partnerships" and the "REO Partnership

     Interests") for investment purposes, (ii) to enter into the amended and restated agreements of limited partnership for each REO Partnership as a limited partner (together with any ancillary documents to be executed by the Partnership in connection therewith the "REO Partnership Agreements"),
     (iii) to own, hold, finance, refinance, sell, exchange, transfer or otherwise dispose of and otherwise exercise all rights, powers, privileges and other incidents of ownership or possession with respect to the REO Partnership Interests, and (iv) to enter into that certain contract to acquire the REO Partnership Interests dated as of December 31, 1996 by and among the Partnership (with respect to the REO Partnership limited partnership interests), and GSSW-REO Ownership Corporation and GSSW Limited Partnership (together with any ancillary documents to be executed by the Partnership in connection with the Partnership's acquisition of the REO Partnership Interests) (collectively, the "Purchase Agreement"). The Purchase Agreement is hereby Approved by the General Partners (the "Initial Approved Contract" together with any other agreements or other contracts Approved by the General Partners from time to time, the "Approved Contracts");

          1.4.2 The Partnership may carry on and engage in other lawful general business activities, in furtherance of the purposes listed in Section 1.4.1, including, borrowing money from any source, whether secured or unsecured, acquiring additional real and personal property in connection with its acquisition or ownership of the REO Partnership Interests, contracting for necessary or desirable services of professionals and others, owning the REO Partnership Interests and, consistent with the Partnership's investment purposes with respect to the REO Partnership Interests, the Partnership may sell, exchange or otherwise dispose of all or any portion of the REO Partnership Interests.

     1.5 Percentage Interests.

          1.5.1 The respective Percentage Interests in the Partnership of the Partners as of the Agreement Date are set forth on Exhibit A. All references in this Agreement to any Exhibit are references to such Exhibit as amended from time to time pursuant to this Agreement.

          1.5.2 Unless the context otherwise clearly indicates, the terms "interest" or "interests" in the Partnership shall include both General Partner interests and Limited Partner interests. A Partner's "interest" in the Partnership shall mean and include its share of the capital of the Partnership, its share of the Profits and Losses and other tax items of the Partnership, its share of the distributions of the Partnership, its Capital Account, and its other rights and obligations, all as determined under this Agreement.

     1.6 Other Qualifications. At the expense of the Partnership, the General Partners shall cause the Partnership to be qualified to do business in each jurisdiction in which such qualification becomes necessary, on or before the date on which such qualification becomes necessary, in each case in accordance with the requirements of Section 1.3.2.

     1.7 Term of Partnership. The term of the Partnership shall commence as of the date of filing the Certificate and shall continue until the Partnership shall be dissolved, liquidated and terminated pursuant to the provisions of
Article 8.

     1.8 Definitions.

     As used in this Agreement, the following terms shall have the following meanings:

          1.8.1  "Act"  shall  mean  the  Delaware   Revised   Uniform   Limited
     Partnership Act, Delaware Code, Title 6, Sections 17-101, et seq., as amended from time to time.

          1.8.2 "Adjusted Capital Account Deficit" shall mean, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant tax year, after giving effect to the following adjustments:

               1.8.2.1 Credit to such Capital Account any amounts which such Partner is obligated to restore or is deemed to be obligated to restore to the Partnership pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

               1.8.2.2  Debit to such  Capital  Account the items  described  in
          Sections   1.704-1(b)(2)(ii)(d)(4),    1.704-1(b)(2)(ii)(d)(5),    and
          1.704-1(b)(2)(ii)(d)(6) of the Regulations.

     The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

          1.8.3 "Affiliate" shall mean (a) with respect to Insignia: (i) any Entity Controlling or under common Control with Insignia and (ii) any Entity which is Controlled (directly or indirectly) by one or more of
     (A) Insignia, (B) Metropolitan Asset Enhancement, L.P. or (C) any of their respective Affiliates, and (b) with respect to Blackstone: (i) any Entity Controlling or under common Control with Blackstone, including the partners of Blackstone, (ii) any Entity which is Controlled (directly or indirectly) by one or more of (A) Blackstone, (B) Blackstone Real Estate Advisors II L.P., The Blackstone Group L.P. and/or any successor to their duties in connection with the management of Blackstone, or (C) any of their respective Affiliates. For the purposes of this Agreement, the term "Control," or any derivative thereof (including "Controlled by" or "Controlling"), when used with respect to any specified Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, or by contract; provided, however, that, without limiting the generality of the foregoing, (a) any Person which owns, directly or indirectly, securities representing more than 50% of the value or ordinary voting power of a corporation or more than 50% of the partnership, membership or other ownership interests (based upon value or vote) of any other Person is deemed to Control such corporation or other Person, (b) a general partner shall always be deemed to Control any partnership of which it is a general partner, and (c) a member-manager of a limited liability company shall always be deemed to Control any limited liability company of which it is a member-manager.

          1.8.4 "Agreement" shall mean and refer to this Agreement of Limited Partnership and all Exhibits referred to herein and attached hereto, each of which is hereby made a part hereof, as amended and in effect from time to time.

          1.8.5 "Agreement Date" shall mean the date first written above as of which this Agreement is effective.

          1.8.6 "Approval" (and any variation thereof) of the General Partners, the Blackstone General Partner or the Managing General Partner shall mean the prior written consent or approval (or deemed approval) of such Partner or Partners. Approval of Major Decisions (other than a Major Decision described in Sections 5.5.5.1, 5.5.5.2, 5.5.5.4 or 5.5.5.12) after January 1, 1998 may be unreasonably withheld. All other decisions requiring the Approval of a Partner shall not be withheld or delayed unreasonably.. Such Approval shall be valid for a Partner who is not a natural person only if given by at least one Authorized Representative of such Partner. If the Approval of a Partner to any action is required under this Agreement and such Partner shall not have given notice of disapproval or Approval of such action to the Partner required to be given such notice within ten (10) Business Days after receipt of the notice requesting that such Approval be given (or such earlier or later date as may be established pursuant to this Agreement for the giving or withholding of such Approval), such Partner shall be deemed to have given such Approval. Any act taken or proposed to be taken by the Blackstone General Partner shall be deemed approved by that Partner. Notwithstanding the foregoing, or anything in this Agreement, with respect to any decision which is subject to the dispute resolution set forth in Section 5.9, the Managing General Partner shall be deemed to have approved such decision unless the Managing General Partner timely exercises its rights under Section 5.9.

          1.8.7 "Approved Contracts" is defined in Section 1.4.1

          1.8.8 "Authorized Representatives" is defined in Section 1.10.

          1.8.9 "Bankrupt" shall mean, with respect to any Partner, if:

          1.8.9.1 Such Partner, or a Person that Controls such Partner (the "Controlling Person"), shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, administrator, liquidator or the like of itself or of all or of a substantial portion of its assets, (ii) admit in writing its inability, or be generally unable or deemed unable under any applicable law, to pay its debts as such debts become due, (iii) convene a meeting of creditors for the purpose of consummating an out-of-court arrangement, or entering into a composition, extension or similar arrangement, with creditors in respect of all or a substantial portion of its debts, (iv) make a general assignment for the benefit of its creditors, (v) place itself or allow itself to be placed, voluntarily or involuntarily, under the protection of the law of any jurisdiction relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, or (vi) take any action for the purpose of effecting any of the foregoing; or

               1.8.9.2 A proceeding or case shall be commenced in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debts, of such Partner or a Controlling Person with respect thereto, (ii) the appointment of a trustee, receiver, custodian, administrator, liquidator or the like of such Partner or of a Controlling Person with respect thereto or of all or a substantial portion of such Partner's or such Controlling Person's assets, or (iii) similar relief in respect of such Partner or such Controlling Person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, in each case, without the Approval of the General Partners, and such proceeding or case shall continue undismissed for a period of ninety (90) days, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for a period of sixty (60) days, or an order for relief or other legal instrument of similar effect against such Partner or such Controlling Person shall be entered in an involuntary case under such law and shall continue for a period of sixty (60) days.

               1.8.10 "Bankruptcy" shall mean any condition described in the definition of "Bankrupt" which renders a Partner a Bankrupt.

               1.8.11 "Blackstone" is defined in the Heading to this Agreement.

               1.8.12 "Blackstone Limited Partners" is defined in the Heading to this Agreement.

               1.8.13 "Blackstone General Partner" means BRE/Southwest Partners I L.P., a Delaware limited partnership.

               1.8.14 "Business Day" shall mean any day on which commercial banks are authorized to do business and are not required by law or executive order to close in New York, New York.

               1.8.15 "Capital Account" shall mean, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the provisions of Section 3.1.

               1.8.16 "Capital Contribution" or "Capital Contributions" shall mean the amount of cash and the net fair market value of any property contributed to the capital of the Partnership by the Partners pursuant to this Agreement.

               1.8.17 "Capital Receipts" shall mean (i) the sum of (a) the proceeds received by the Partnership from the sale, exchange or any other disposition of all or any portion of the Properties or any other asset of the Partnership reduced by (ii) all expenditures made by the Partnership that are required in connection with such sale, exchange or other disposition plus (b) amounts set aside as reserves therefrom for Shortfall Disbursements. For purposes of this Agreement, Capital Receipts, shall, to the extent necessary, be determined at the REO Partnership level on a look through basis.

               1.8.18 "Certificate" shall mean the Certificate of Limited Partnership of the Partnership required to be filed with the Secretary of State of the State of Delaware in accordance with the Act, as amended and in effect from time to time.

               1.8.19 "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time (or any corresponding provision of succeeding law).

               1.8.20 "Control" or "Controlled by" or "Controlling" is defined in the definition of "Affiliate."

               1.8.21 "Controlling Person" is defined in the definition of the term "Bankrupt."

               1.8.22 "Deadlock" is defined in Section 5.9.

               1.8.23 "Deadlock Election" is defined in Section 5.9(a)(i).

               1.8.24 "Deadlock Notice" is defined in Section 5.9.

               1.8.25  "Defaulting  Partner" shall have the meaning set forth in
          Section 2.2.2.

               1.8.26 "Determination Date" is defined in Section 5.8.

               1.8.27 "Due Date" is defined in Section 2.2.1.

               1.8.28 "Due Diligence Materials" shall mean any documents that have been made available to the Partners in connection with acquiring the REO Partnerships and the Properties, such as lease abstracts, partnership agreements and related schedules and exhibits, contracts (including service contracts and brokerage agreements), title reports, engineering and geological studies and reports, environmental investigations and reports, cost analyses, feasibility studies, leases, financial projections and other such materials relating to the REO Partnerships and the Properties and any proposed investment by the Partnership therein.

               1.8.29 "Emergency" shall mean an event which reasonably requires immediate action involving the expenditure of funds or other action in order to avert or mitigate significant damage to Persons or property in connection with the Partnership, the Properties or any other asset of the Partnership.

               1.8.30 "Entity" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, joint-stock company, cooperative, association or other firm or any governmental or political subdivision or agency, department or instrumentality thereof.

               1.8.31 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

               1.8.32 "Family Member" with respect to an individual shall mean such individual's present or former spouse, brothers and sisters (whether by whole or half blood), lineal ascendants or descendants or their respective spouses, or a trustee or custodian for the benefit of any of them.

               1.8.33 "Force Majeure" shall mean any act of God (including weather disturbance, earthquake, fire, mechanical failure of equipment, disease and the like), labor strike or work stoppage or slowdown, material shortages, sabotage, war, riot, moratorium, governmental action or inaction, or any other act of any third party that reasonably prevents an action from being taken through no fault of the party who is required to take such action.

               1.8.34 "Funding Notice" is defined in Section 2.1.2.

               1.8.35 "GAV Notice" is defined in Section 5.9(iii).

               1.8.36 "General Partners" shall mean the Blackstone General Partner and the Managing General Partner.

               1.8.37 "Gross Asset Value" shall mean, with respect to any asset, the adjusted basis of the asset for federal income tax purposes, adjusted as provided in Section 3.8. 1.8.38 "Including" or "including" shall mean "including, without limitation."

               1.8.39 "Income Tax Regulations" or "Regulations" shall mean the final or temporary regulations promulgated from time to time under the Code or, if no final or temporary regulations with respect to a tax issue then are in effect, proposed regulations then in effects, and administrative and judicial interpretations thereof.

               1.8.40 "Initial Approved Contracts" is defined Section 1.4.1.

               1.8.41 "Insignia" is defined in the Heading to this Agreement.

               1.8.42 "Insignia Limited Partner" is defined in the Heading to this Agreement.

               1.8.43 "Liabilities" is defined in Section 5.5.3.

               1.8.44 "Limited Partner" shall mean NPI-AP Management, L.P., a Delaware limited partnership, in its capacity as a limited partner and Blackstone Real Estate Partners II L.P., a Delaware limited partnership, Blackstone Real Estate Partners II TE.1 L.P., a Delaware limited partnership, Blackstone Real Estate Partners II TE.2 L.P., a Delaware limited partnership, and Blackstone Real Estate Holdings II L.P., a Delaware limited partnership and/or any successor to any portion of such interests in the Partnership that is admitted to the Partnership as a Limited Partner hereunder, and any other Person admitted as a Limited Partner hereunder, for so long as such Person is a Limited Partner under the terms of this Agreement.

               1.8.45 "Liquidator" is defined in Section 8.3.

               1.8.46 "Major Decisions" is defined in Section 5.1.5.

               1.8.47 "Management Agreements" shall mean the property management agreements between each REO Partnership and the Property Manager for such REO Partnership.

               1.8.48 "Managing General Partner" shall mean NPI-AP Management, L.P., a Delaware limited partnership.

               1.8.49 "Net Available Cash," with respect to any period, shall mean (i) the sum of all cash receipts of the Partnership during such period from all sources (including Capital Contributions, Capital Receipts, Net Mortgage Proceeds, cash on hand at the beginning of such period to the extent not held in reserves, and any funds released during such period from cash reserves previously established), minus
          (ii) Operating Costs for such period. Net Available Cash shall, to the extent necessary, be determined at the REO Partnership level on a look through basis.

               1.8.50 "Net Mortgage Proceeds" shall mean (i) the sum of (a) the proceeds of any loan made to the Partnership or the proceeds from refinancing any such loan, as applicable, plus (b) any amount released from cash escrow accounts established under any loan to the Partnership, reduced by (ii) the sum of (a) any amounts required to fund the Partnership's capital expenditures that are otherwise permitted to be withheld from such amounts for such purpose under this Agreement, (b) any and all expenses incurred by the Partnership in connection with such loan or refinancing, (c) amounts used as permitted under this Agreement to repay the loan being refinanced and any other indebtedness of the Partnership, plus (d) amounts thereof retained as reserves under this Agreement. For purposes of this Agreement, Net Mortgage Proceeds, shall, to the extent necessary, be determined at the REO Partnership level on a look through basis.

               1.8.51 "Non-Defaulting Partner" is defined in Section 2.2.2.

               1.8.52 "Non-Discretionary Items" shall mean expenditures payable by the Partnership for taxes, utilities, insurance, debt service and expenses or other amounts required to be paid by the Partnership under contracts or agreements of the Partnership.

               1.8.53 "Nonrecourse Deductions" is defined in Section 3.4.6.

               1.8.54 "Nonrecourse Liability" is defined in Section 3.4.6.

               1.8.55 "Operating Costs" shall mean the sum of (i) all cash expenditures of the Partnership made during a period for current costs and expenses (except to the extent constituting a reduction in computing Net Mortgage Proceeds or Capital Receipts for such period), including the closing costs associated with the Partnership's acquisition of the Properties, due diligence expenditures, payments of interest and principal or other monetary obligations due under any loan made to the Partnership; accounting, legal and auditing fees; taxes payable by the Partnership; public or private utility charges; sales, use, payroll taxes and withholding taxes related thereto; and all other entitlement, infrastructure, subdivision, surveying, advertising, management, leasing, and rezoning costs, government approval, and other operating costs, expenses and capital expenditures (including fees of land use consultants, engineers, architects, municipal development fees, bond costs and the like) actually paid with respect to the Properties or the Partnership's business generally or reimbursed to Partners, plus
          (ii) such reserves established from time to time during such period (except to the extent constituting a reduction in computing Net Mortgage Proceeds or Capital Receipts for such period). For purposes of this Agreement, Operating Costs, shall, to the extent necessary, be determined at the REO Partnership level on a look through basis.

               1.8.56 "Partner Assignee" is defined in Section 7.4.

               1.8.57 "Partner Group" is defined in Section 5.9(ii).

               1.8.58 "Partner Nonrecourse Debt" is defined in Section 3.5.6.4 hereof.

               1.8.59  "Partner  Nonrecourse  Debt  Minimum  Gain" is defined in
          Section 3.5.6.3 hereof.

               1.8.60  "Partner  Nonrecourse  Deductions"  is defined in Section
          3.5.6.5 hereof.

               1.8.61 "Partners" shall mean, collectively, the General Partners and the Limited Partners, and any of their successors in their respective capacities as Partners admitted to the Partnership as Partners hereunder, and any other Person admitted as a Partner under this Agreement, for so long as any such Person is a Partner under the terms of this Agreement, and a "Partner" shall mean any one of the Partners.

               1.8.62   "Partnership"   shall   mean  the   applicable   limited
          partnership described on Schedule A hereto and operated pursuant to this Agreement.

               1.8.63 "Partnership Accounting Year" shall mean and refer to the accounting year of the Partnership ending on December 31 of each calendar year or such shorter fiscal period during such year for which a relevant determination is being made under this Agreement.

               1.8.64 "Partnership Minimum Gain" is defined in Section 3.4.6.6 hereof.

               1.8.65 "Percentage Interest" of a Partner as of any relevant time shall mean the applicable Percentage Interest set forth on Exhibit A for such Partner. Such Percentage Interest shall be adjusted as provided in Section 2.2.2.1 if a Partner becomes a Defaulting Partner under Section 2.2.2.

               1.8.66 "Person" shall mean any individual or Entity.

               1.8.67 "Profit" or "Loss" shall mean, for each Partnership Accounting Year, an amount equal to the Partnership's net taxable income or loss for such Accounting Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in computing such taxable income or loss), with the following adjustments:

               1.8.67.1 Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profit or Loss shall be added to such taxable income or loss;

               1.8.67.2  In the  event  the  agreed  fair  market  value  of any
          Partnership asset is adjusted pursuant to Regulations Section 1.704-l(b)(2)(iv)(f) or other pertinent sections of such Regulations, the amount of such adjustment shall be taken into account for purposes of computing Profit or Loss; and in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation, amortization or other cost recovery computed with reference to the Gross Asset Value of Partnership property
          Approved by the General Partners (if different from its adjusted tax basis) pursuant to Regulations Section 1.704-l(b)(2)(iv)(g) for such Partnership Accounting Year; and

               1.8.67.3 Notwithstanding any other provisions, any items which are specially allocated pursuant to Sections 3.3 and 3.4 shall not be taken into account in computing Profit or Loss.

               1.8.68 "Properties" shall mean the properties and assets held by each of the REO Partnerships.

               1.8.69 "Property Managers" shall mean the property managers for the Properties.

               1.8.70 "Purchase Agreement" is defined in Section 1.4.1.

               1.8.71 "Regulations" is defined in the definition of "Income Tax Regulations."

               1.8.72 "REIT" shall mean a real estate investment trust or a partnership or other joint venture with a real estate investment trust as a partner (directly or indirectly).

               1.8.73 "REO Partnerships" is defined in Section 1.4.1.

               1.8.74 "REO Partnership Agreements" is defined in Section 1.4.1.

               1.8.75 "REO Partnership Interests" is defined in Section 1.4.1.

               1.8.76 "Required Additional Contributions" is defined in Section 2.1.1.

               1.8.77 "Revalued Property" is defined in Section 3.4.3.2.

               1.8.78 "Securities Act" is defined on the cover page of this Agreement.

               1.8.79 "Shortfall Disbursement" is defined in Section 2.1.1.

               1.8.80 "Tax Matters Partner" is defined in Section 5.4.

               1.8.81 "Tax Termination" is defined in Section 7.5.1.3.

               1.8.82 "Transfer" shall mean (i) the issuance, transfer, sale, gift, grant, conveyance, assignment, encumbrance, hypothecation or redemption, directly or indirectly, of any equity ownership interest (whether stock, membership interest, partnership interest or otherwise) in the Partnership or in any Person holding a direct (or indirect through tiered Entities) interest in the Partnership, or the merger or consolidation of any such Person into or with another Person, as the case may be; and (ii) the execution and delivery by the Partnership or any Person holding an equity ownership (directly or indirectly through tiered Entities) interest in the Partnership of a contract of sale, option or other agreement providing for any of the foregoing; provided, however, that the interests of a Partner in the Partnership may be pledged to lenders as security for a loan or loans (and such pledge shall not be considered a Transfer), provided further, that in the event any such lender forecloses on (or otherwise acquires) the pledged interest, such interest shall be deemed a limited partner interest with no approvals or consent rights.

     1.9 Authorized Acts. In furtherance of its purposes, but subject to all the other provisions of this Agreement including required Approvals of the General Partners set forth in this Agreement (including under Article 5), the Partnership (and the Blackstone General Partner on behalf of the Partnership) is hereby authorized:

          1.9.1 To pursue any rights of the Partnership with respect to the REO Partnerships pursuant to any agreement to which it is a party, and to own the REO Partnership Interests or any other asset acquired by the Partnership pursuant to the provisions of this Agreement, including taking the actions described in Section 1.4;

          1.9.2 To own the REO Partnership Interests for investment purposes and to finance, sell, convey, assign, transfer or mortgage the REO Partnership Interests, any other asset of the Partnership, or any of them, necessary, convenient or incidental to the accomplishment of the purposes of the Partnership;

          1.9.3 To operate, maintain, improve, develop and lease any assets acquired by the Partnership;

          1.9.4 To take any and all actions necessary, convenient or appropriate as a limited partner of the REO Partnerships and exercise all rights or powers relating thereto and execute appropriate documents on behalf of the Partnership in connection therewith;

          1.9.5 To borrow money on behalf of itself (whether secured or unsecured) and issue evidences of indebtedness in furtherance of any or all of the purposes of the Partnership, and to secure the same by mortgage, deed of trust, pledge or other lien on any assets of the Partnership;

          1.9.6 To borrow money on the general credit of the Partnership for use in the Partnership business;

          1.9.7 To enter into, perform and carry out contracts of any kind, including contracts with Affiliates of any of the Partners, necessary to, in connection with or incidental to the accomplishment of the purposes of the Partnership;

          1.9.8  To  issue  Funding  Notices  calling  for  additional   Capital
     Contributions in accordance with the provisions of this Agreement;

          1.9.9 To enter into any kind of lawful activity and to perform and carry out contracts of any kind necessary to or in connection with or incidental to the accomplishment of the purposes of the Partnership, including the Approved Contracts.

The Blackstone General Partner hereby is authorized to cause the Partnership to execute and deliver all documents and instruments reasonably necessary or appropriate to close any of the foregoing transactions. No Partner shall cause the Partnership to execute and deliver any conveyance, loan or lease documents without first obtaining the Approval of the General Partners; provided, however, that once Approved by the General Partners, the Blackstone General Partner may execute and deliver any such documents with such material changes thereto as shall be Approved by the General Partners, and only the Blackstone General Partner shall execute such documents on behalf of the Partnership which execution by the Blackstone General Partner shall be binding on the Partnership. Third parties shall be entitled to rely on the authority of the Blackstone General Partner to execute and deliver any document on behalf of the Partnership without the execution thereof by the Managing General Partner being required;

          1.9.10 To enter into and to perform the Partnership's obligations under any agreement to which it becomes a party; and

          1.9.11 To enter into and to perform the Partnership's obligations under: (i) all conveyance documents necessary to acquire the Partnership's interest in the REO Partnerships, (ii) to undertake all required actions necessary with respect to the operation of the REO Partnership Interests (including the obligation to sell, exchange or otherwise dispose of the REO Partnership Interests for the Partnership's account), all of the foregoing to be subject to such approvals of the Partnership and the General Partners, as are set forth herein (all of such documents are referred to as the "Acquisition Documents"); and (iii) any other agreement to which the Partnership becomes a party pursuant to this Agreement. Notwithstanding any provision herein, the Blackstone General Partner may enforce (including termination where permitted under the Management Agreement) the Management Agreement in its reasonable discretion, without any approval rights given to the Managing General Partner.

     1.10 Authorized Representatives. The "Authorized Representatives" of a General Partner that is not a natural person shall be those representatives designated by notice to the Blackstone General Partner by such Partner from time to time to represent such Partner in connection with the Partnership, unless and until replaced or removed by notice from such Partner to the Blackstone General Partner. The written statements and representations of an Authorized Representative for a Partner that is not a natural Person shall be the only authorized statements and representations of such Partner with respect to the matters covered by this Agreement. The initial Authorized Representatives are
(i) Thomas J. Saylak, Gary M. Sumers, and Stavros Galiotos for the Blackstone General Partner and (ii) John Lines, Jeffrey Goldberg and James Aston for the Managing General Partner. The written statement or representation of any one Authorized Representative of such Partner shall be sufficient to bind such Partner with respect to all matters pertaining to the Partnership. The term "Approved by" or "Consented to by" or "Consent of" or "satisfactory to" with respect to a Partner that is not a natural Person means a decision or action which has been consented to in writing by an Authorized Representative of such Partner, and with respect to a Partner who is an individual, means a decision or action which has been consented to in writing by such individual. In order for a decision or action to be "Approved by the General Partners" (or any variation thereof), the decision or action must be Approved by at least one Authorized
Representative of the Blackstone General Partner and the Managing General Partner or otherwise deemed approved in accordance with the provisions of this Agreement.


                                    ARTICLE 2

                              CAPITAL CONTRIBUTIONS
                           AND ADDITION CONTRIBUTIONS

     2.1 Capital Contributions.

          2.1.1 Initial Capital Contributions. On the date hereof, each Partner has contributed the amount in cash to the capital of the Partnership) that is set forth for such Partner on Exhibit A as its Section 2.1.1 Contribution.

          2.1.2 Required  Additional  Contributions.  Except as provided in this
     Section 2.1.2, no Partner shall be required to make any Capital Contributions other than those described in Section 2.1.1. Each Partner shall be required to make additional Capital Contributions to the
     Partnership if the Blackstone General Partner or the Managing General Partner gives notice to all Partners (a "Funding Notice") that meets the requirements of this Section 2.1.2. The amount of additional Capital Contributions so required from each Partner shall be an amount equal to
     (a) such Partner's Percentage Interest multiplied by (b) the amount of cash that is reasonably needed ("Shortfall Disbursement") for expenditures necessary to undertake the actions that are Approved by the General
     Partners (or permitted to be taken under this Agreement without such Approval) with respect to the operation of the

     REO Partnerships or the Partnership and with respect to capital expenditures and rehabilitation expenditures ("Rehabilitation Costs") that have not previously been Approved by the General Partners, in each case as set forth in such Funding Notice; provided, however, that the Blackstone General Partner shall be the only Partner entitle to issue a Funding Notice for Rehabilitation Costs and neither the Blackstone General Partner nor the Managing General Partner shall be required to issue a Funding Notice under any circumstances, and provided, further, that with respect to each REO Partnership, no Partner shall be required to make any additional Capital Contributions pursuant to this Section 2.1.2 in an aggregate amount for all periods greater than (i) its Percentage Interest multiplied by
     (ii) $1,000,000, and provided, further, that in the aggregate among all the REO Partnerships, no Partner shall be required to make any additional Capital Contributions pursuant to this Section 2.1.2 in an aggregate amount for all periods greater than (i) its Percentage Interest multiplied by
     (ii) $3,500,000. Each Funding Notice shall describe the Shortfall Disbursement and set forth the Required Additional Contribution of each Partner as determined pursuant to this Section 2.1.2. If a Funding Notice is properly issued as provided above in this Section 2.1.2, each Partner shall contribute the amount required to be contributed by such Partner pursuant to this Section 2.1.2 ("Required Additional Contributions") on or before the Due Date therefor under Section 2.2.1.

     2.2 Withdrawal of Capital; Return of Capital; Deficit Balance in Capital Account; Additional Capital Contributions and Capital Calls.

          2.2.1 If a Funding Notice is properly given by the Blackstone General Partner pursuant to Section 2.1.2 or the general partner of an REO Partnership pursuant to Section 2.1.2 of the REO Partnership Agreement, each Partner shall have the obligation to contribute additional cash to the capital of the Partnership (and the general partners shall have the obligation to contribute additional cash to the capital of the REO partnership pursuant to the REO Partnership Agreement) in an amount equal to the product of (a) the Shortfall Disbursement multiplied by (b) such Partner's Percentage Interest, which amount shall be used to satisfy the items described in such Funding Notice. Each Partner shall contribute its share of any Shortfall Disbursement within ten (10) Business Days after the later to occur of (i) the date on which the Funding Notice with respect thereto has been received (or deemed received hereunder) or (ii) the required funding date that is set forth in the Funding Notice (the expiration of such ten-day period is referred to as the "Due Date"). There shall be a cure period of ten (10) Business Days after the Due Date for each Partner to contribute its share of such Shortfall Disbursement, as provided in Section 2.2.2.

          2.2.2 If any Partner fails to contribute the full amount of its Additional Capital Contributions required to be made pursuant to Section
     2.1.2 within ten (10) Business Days after the Due Date thereunder (such Partner, the "Defaulting Partner"), then, as the exclusive remedy of the Partnership and the other Partners who are not Defaulting Partners (the "Non-Defaulting Partners"), the Non-Defaulting Partners (in proportion to their Percentage interests) may contribute to the Partnership the amount of such Capital Contribution that was not made timely by the Defaulting Partner with such contribution, at the election of the Non-Defaulting Partners, deemed a loan (a "Default Loan") to the Defaulting Partner by the Non-Defaulting Partner and a Capital Contribution by the Defaulting Partner to the Partnership. All distributions payable to the Defaulting Partner hereunder will be paid to the Non-Defaulting Partner until the Non-Defaulting Partner has received distributions otherwise payable to the Defaulting Partner in an amount equal to the Default Loan and interest thereon at a rate equal to the interest provided in section
     2.4 below.

          2.2.2.1 If the Non-Defaulting Partners that timely contribute the amount of the Capital Contribution required to be made by the Non-Defaulting Partners and the Non-Defaulting Partners do not elect to treat such contribution as a loan as provided in Section 2.2.2, the Percentage Interests shall be adjusted, by reducing the Percentage Interest of the Defaulting Partner (and increasing the Percentage Interest of the Non-Defaulting Partners by the amount of such reduction) to the amount determined by subtracting from such Percentage Interest the percentage obtained by multiplying (A) the Defaulting Partner's Percentage Interest by
     (B) a fraction, (x) the numerator of which is 150% of the amount of the Required Additional Contribution that was not made timely by the Defaulting Partner, and (y) the denominator of which shall be the sum of the numerator plus the Capital Contributions made by the Defaulting Partner for all periods. The Capital Contributions made (or deemed made) by the
     Non-Defaulting  Partners  instead of the  Defaulting  Partner  pursuant  to
     Section 2.2.2.1 shall be treated as Capital Contributions of the Non-Defaulting Partners for all purposes of this Agreement (including for purposes of determining whether such Partner has satisfied its potential maximum Capital Contribution under Section 2.1.2).

     The foregoing adjustments shall not require a reallocation of Profit or Loss, or any other tax items for any Partnership Accounting Year in respect of which such tax items already were allocated among the Partners on any tax return of the Partnership that was filed prior to the event giving rise to the adjustment.

     If none of the Partners timely contributes any portion of its Capital Contribution required pursuant to a Funding Notice, there shall be no reduction of any Partner's Percentage pursuant to this Section 2.2.2 with respect to the failure of a partner to timely make Capital Contributions under such Funding Notice.

          2.2.3 Except as otherwise specifically set forth in this Agreement, no Partner shall have the right to (i) make any Capital Contribution to the Partnership, (ii) withdraw such Partner's Capital Contribution or to demand or receive the return of a Capital Contribution or make any claim to any portion of Partnership capital or (iii) demand or receive property other than cash in return for a Capital Contribution or to receive any cash in return for a Capital Contribution.

          2.2.4 Except as expressly provided in this Agreement, no Partner shall have personal liability to make any Capital Contribution.

          2.2.5 A deficit Capital Account of a Partner (or of a partner, member or venturer of a Partner) shall not be deemed to be a liability of such Partner (or of such partner, member or venturer) or an asset or property of the Partnership (or any

     Partner). Furthermore, no Partner shall have any obligation to the Partnership or any other Partner for any deficit balance in such Partner's Capital Account.

     2.3 Use of Capital Contributions; Certain Expenses.

          2.3.1 The initial Capital Contributions made pursuant to Section 2.1.1 shall be used as follows: (i) to pay unpaid third-party formation and start-up costs of the Partnership, including the costs of entering into this Agreement and any reimbursements to the Partners with respect to due diligence, formation and start-up expenditures, including attorneys' fees and expenses and qualification costs (and to reimburse each Partner for portions thereof already paid by such Partner or its Affiliates), such amounts (a) to include the Partners' attorneys' fees and expenses in connection with the preparation of this Agreement, and the documents contemplated hereby, and (b) to be paid or reimbursed to the Partners on behalf of the Partnership out of such Capital Contributions promptly after invoices for such amounts are submitted to the General Partners, and (ii) the balance, if any, shall be held in reserves pending expenditure as set forth in an Approved Budget (or otherwise as Approved by the Partners or permitted without such Approval under Section 5.1.3.2). The Partnership's reasonable expenses of acquiring the REO Partnership Interests and the Properties that have been funded by the Partners shall be set forth on Exhibit B and Exhibit B-1, respectively, promptly following the Agreement Date. Such payments shall be treated as Capital Contributions pursuant to
     Section 2.1.1, shall be credited to the Partner's Capital Account, in each case as of the Agreement Date and shall be reimbursed by the Partnership as necessary to cause the Capital Contributions of the Partners to be in proportion to the Partners' respective Percentage Interests.

     2.4 Loans to the Partnership. To the extent available cash flow, borrowings and Capital Contributions, including Required Additional Contributions under
Section 2.1.2, are insufficient for the reasonable requirements of the Partnership and the REO Partnerships, and the Partners fail, within ten (10) days after receiving notice from the Blackstone General Partner or the Managing General Partner requesting same, to Approve the Partners' making Capital Contributions in excess of the remaining amount of Contributions that are required under Section 2.1.2, the Blackstone Partners or the Insignia Partner shall, upon notice to the other, have the unilateral right (but not the obligation) to finance (directly, or through an Affiliate) any Partnership expenditure by making a loan or loans to the Partnership at an interest rate equal to the lesser of (a) twelve percent (12%) per annum, cumulative and compounded quarterly, or (b) the maximum rate permitted by law, provided, however, that prior to making any loan pursuant to this Section 2.4, the lending Partners shall give at least ten (10) Business Days prior written notice to the other Partners and offer to the other Partners the opportunity to participate (in proportion to the Percentage Interests of the other Partners) in such loan or loans. Any notice from a General Partner pursuant to this Section 2.4 shall specify the amount of such loan, the share thereof which each Partner (or its Affiliates) may lend and the earliest date on which such loan is to be made to the Partnership (which date shall not, except in case of Emergency, be earlier than ten (10) Business Days after such notice is received by the other Partners). The other Partners may participate in any loan pursuant to this
Section 2.4, if at all, only by delivery to the Partnership, not later than the date specified in such notice, of its share of such loan. All loans described in this Section 2.4 shall be repayable as provided for in Sections 4.1 and 4.2. If the Insignia Partner elects not to participate in a loan, the Blackstone General Partner, on behalf of the Blackstone Partners, may elect to loan a proportionate amount to the Insignia Partner to be loaned to the Partnership by the Insignia Partner.

                                    ARTICLE 3

                                   ALLOCATIONS

     3.1 Establishment and Maintenance of Capital Accounts; Partnership Status. The Blackstone General Partner shall establish and cause the Partnership to maintain a single Capital Account for each Partner which reflects each Partner's Capital Contributions to the Partnership. Each Capital Account shall also reflect the allocations and distributions made pursuant to Articles 3 and 4 and otherwise be adjusted in accordance with Code Section 704 and the principles set forth in Regulations Sections 1.704-l(b) and 1.704-2. In applying such principles, any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-l(b)(2)(iv)(i) shall be allocated among the Partners in the same manner as such expenditures would be allocated among the Partners pursuant to this Article 3 if such expenditures were treated as additional items of deduction of the Partnership that were recognized and required to be allocated among the Partners pursuant to this Article 3 with respect to the Partnership Accounting Year in which such expenditures were made. The Partners intend that the Partnership be treated as a partnership for tax purposes.

     3.2  Profit  and Loss  Allocations.  Except as  expressly  provided  to the contrary in this  Section  3.2,  for  purposes of  determining  Capital  Account balances under this Section 3.2, (a) Profit and Loss with respect to any Partnership Accounting Year shall be allocated prior to reducing Capital Accounts by any distributions with respect to such Partnership Accounting Year, and (b) Section 3.2 shall be applied before applying Section 3.3. Notwithstanding anything to the contrary in this Article 3, the allocations of Profit and Loss pursuant to this Article 3 are intended to satisfy the "fractions" and "substantial economic effect" rules contained in Section 514(c)(9)(E) of the Code, and Profits and Losses shall be allocated among the Partners only to the extent that such allocations would not violate such rules.

          3.2.1 Loss. For each Partnership Accounting Year from the Agreement Date until the termination of the Partnership, Loss from Partnership operations shall be allocated among the Partners in the following order of priority:

               3.2.1.1 First, to offset any cumulative Profits allocated to the Partners pursuant to Section 3.2.2.2; and

               3.2.1.2 Thereafter, after giving effect to the allocations made pursuant to Section 3.2.1.1, among the Partners in proportion to the Partners' then respective Percentage Interests.

          3.2.2 Profit. For each Partnership Accounting Year, Profit shall be allocated in the following order of priority:

               3.2.2.1 First, to offset any cumulative losses allocated to the Partners pursuant to Section 3.2.1.2,

               3.2.2.2  Thereafter,   giving  effect  to  the  Allocations  made
          pursuant to Section 3.2.2.1, among the Partners in proportion to the Partners' then effective Percentage Interests.

          3.2.3 Rules of Construction.

               3.2.3.1 For purposes of applying Section 3.3 as a result of a disposition occurring with respect to part (but less than all) of any capital asset of the Partnership, a Partner's Capital Account balance shall be deemed to be increased by such Partner's share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain remaining after such disposition as determined under the Regulations under Code
          Section 704(b).

               3.2.3.2 Except as is otherwise provided in this Article 3, an allocation of Partnership taxable income or taxable loss to a Partner shall be treated as an allocation to such Partner of the same share of each item of income, gain, loss and deduction that has been taken into account in computing such taxable income or taxable loss.

     3.3 Minimum Gain Chargeback and Qualified Income Offset.

          3.3.1 No Impermissible Deficits. Notwithstanding any other provision of this Agreement, taxable loss (or items of deduction) shall not be allocated to a Partner to the extent that the Partner has or would have, as a result of such allocations, an Adjusted Capital Account Deficit. Any taxable loss (or items of deduction) which otherwise would be allocated to a Partner, but which cannot be allocated to such Partner because of the application of the immediately preceding sentence, shall instead be allocated to the other Partners.

          3.3.2 Qualified Income Offset. In order to comply with the "qualified income offset" requirement of the Regulations under Code Section 704(b), and notwithstanding any other provision of this Agreement to the contrary except Sections 3.3.3 and 3.4.3 below, in the event a Partner for any reason (whether or not expected) has an Adjusted Capital Account Deficit, items of Profits (consisting of a pro rata portion of each item of income comprising the Partnership's Profits, including both gross income and gain for the taxable year) shall be allocated to such Partner in an amount and manner sufficient to eliminate as quickly as possible the Adjusted Capital Account Deficit.

          3.3.3 Minimum Gain Chargeback. In order to comply with the "minimum gain chargeback" requirements of Regulations Sections 1.704-2(f)(1) and

     1.704-2(i)(4), and notwithstanding any other provision of this Agreement to the contrary, in the event there is a net decrease in a Partner's share of Partnership Minimum Gain and/or Partner Nonrecourse Debt Minimum Gain during a Partnership taxable year, such Partner shall be specially allocated items of income and gain for that year (and if necessary, other years) in an amount equal to its respective share of such net decrease during such year, determined pursuant to Regulations Sections 1.704-2(g) and 1.704-(2)(i)(5) as required by and in accordance with Regulations Sections 1.704-2(f) and 1.704-2(i)(4) before any other allocation is made.

     3.4 Other Tax Allocation Provisions.

          3.4.1 Income Characterization. For purposes of determining the character (as ordinary income or capital gain) of any Profit allocated to the Partners pursuant to Section 3.3 or 3.4, such portion of the taxable income of the Partnership allocated pursuant to Section 3.3 which is treated as ordinary income attributable to the recapture of depreciation shall, to the extent possible, be allocated among the Partners in the proportion which (i) the amount of depreciation previously allocated to each Partner bears to (ii) the total of such depreciation allocated to all Partners. This Section 3.4.1 shall not alter the amount of allocations among the Partners pursuant to Section 3.2 but merely the character of income so allocated.

          3.4.2 Change in Percentage Interests. Notwithstanding the foregoing, in the event any Partner's Percentage Interest changes during a fiscal year for any reason other than an adjustment thereof pursuant to Section 2.2.2.1, including the Transfer of any interest in the Partnership, the allocations of taxable income or loss under this Article 3, and distributions, shall be adjusted as necessary to reflect the varying interests of the Partners during such year using an interim closing of the books method as of the date of such change, or such other method as is Approved by the General Partners.

          3.4.3 Mandatory Allocations -- Section 704(c) and Partner Nonrecourse Debt.

               3.4.3.1  Notwithstanding  the  foregoing,  (i) in the event  Code
          Section 704(c) or Code Section 704(c) principles applicable under Regulations Section 1.704-1(b)(2)(iv) require allocations of income or loss of the Partnership in a manner different than that set forth above, the provisions of Code Sections 704(b) and 704(c) and the Regulations thereunder shall control such allocations among the Partners; and (ii) all tax deductions and taxable losses of the Partnership that, pursuant to Regulations Section 1.704- 2(i), are attributable to a Partner Nonrecourse Debt for which a Partner (or a Person related to such Partner under Treasury Regulations Section 1.752-4(b)) bears the economic risk of loss (within the meaning of Regulations Section 1.752-2) shall be allocated to such Partner as required by Regulations Section 1.704-2.

               3.4.3.2 Any item of income, gain, loss and deduction with respect to any property (other than cash) that has been contributed by a Partner to the capital of the Partnership or which has been revalued for Capital Account purposes pursuant to Regulations Section 1.704-1(b)(2)(iv) and which is required or permitted to be allocated to such Partner for income tax purposes under Code Section 704(c) so as to take into account the variation between the tax basis of such property and its fair market value at the time of its contribution or at the time of its revaluation  for Capital  Account  purposes  pursuant  to  Regulations
          Section 1.704-1(b)(2)(iv) (such contributed or revalued property is referred to as "Revalued Property") shall be allocated solely for income tax purposes in the manner so required or permitted under Code
          Section 704(c) using the "traditional method" described in Regulations
          Section 1.704-3(b) (or any successor Regulation), such allocations to be made as shall be Approved by the General Partners; provided, however, that curative allocations consisting of the special allocation of gain or loss upon the sale or other disposition of the Revalued Property shall be made in accordance with Regulations Section 1.704-3(c) to the extent necessary to eliminate any disparity, to the extent possible, between the Partners' book and tax Capital Accounts attributable to such property; and further provided, however, that any other method allowable under applicable Regulations may be used in connection with any Revalued Property as shall be Approved by the General Partners. Notwithstanding anything in this Agreement to the contrary, the determination of Gross Asset Value for any asset contributed to the Partnership, distributed from the Partnership or any other Revalued Property shall be as Approved by the General Partners.

          3.4.4 Guarantee of Partnership Indebtedness. Except for arrangements expressly described in this Agreement (including loans described in Section 2.2.2 or 2.4), no Partner shall enter into (or permit any Person related to the Partner to enter into) any arrangement with respect to any liability of the Partnership that would result in such Partner (or a Person related to such Partner under Regulations Section 1.752- 4(b)) bearing the economic risk of loss (within the meaning of Regulations Section 1.752-2) with respect to such liability unless such arrangement has been Approved by the General Partners. To the extent a Partner is permitted to guarantee the repayment of any Partnership indebtedness under this Agreement, each of the other Partners shall be afforded the opportunity to guarantee such Partner's pro rata share of such indebtedness, determined in accordance with the Partners' respective Percentage Interests. If a loan is to be made to the Partnership and such loan is to be guaranteed by any Partners or their Affiliates (which guaranty by a Partner or such Partner's Affiliate shall occur only upon the Approval of the General Partners and the Approval of such Partner), then such guaranty shall be made in the proportion that is Approved by the General Partners. Nothing in this Section 3.4.4 shall prohibit the Blackstone General Partner from entering into any contract or other arrangement that has been Approved by the General Partners (or otherwise is permitted to be entered into under this Agreement without the Approval of the General Partners) and that results in contingent liability for the Blackstone General Partner by operation of law by reason of the Blackstone General Partner being a general partner of the Partnership.

          3.4.5 References to Regulations. Any reference in this Agreement to a provision of final, proposed and/or temporary Regulations shall, in the event such provision is modified or renumbered, be deemed to refer to the successor provision as so modified or renumbered, but only to the extent such successor provision applies to the

     Partnership under the effective date rules applicable to such successor provision or the Partners otherwise so Approve under applicable elections contained in such Regulations.

          3.4.6 Tax Definitions.

               3.4.6.1 "Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(c). The amount of Nonrecourse Deductions for a Partnership Accounting Year equals the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain during that fiscal year, over the aggregate amount of any distributions during that fiscal year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Regulations Section 1.704-2(c).

               3.4.6.2 "Nonrecourse Liability" has the meaning set forth in Regulations Section 1.704-2(b)(3).

               3.4.6.3 "Partner Nonrecourse Debt Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(2).

               3.4.6.4 "Partner Nonrecourse Debt" has the meaning for the term "Partner Nonrecourse Debt" set forth in Regulations Section 1.704-2(b)(4).

               3.4.6.5 "Partner Nonrecourse Deductions" has the meaning for the term "Partner Nonrecourse Deductions" set forth in Regulations Section 1.704-2(i). The amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Accounting Year equals the excess, if any, (i) of the net increase, if any, in the amount of the Partnership Minimum Gain attributable to such Partner Nonrecourse Debt during such Partnership Accounting Year, over (ii) the aggregate amount of any distributions during such year to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt to the extent such distributions are from proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined according to the provisions of Regulations Section 1.704-2(i).

               3.4.6.6 "Partnership Minimum Gain" has the meaning ascribed to the term "Partnership Minimum Gain" in Regulations Section 1.704-2(d)(1).

     3.5 Basis Elections. In the event of a transfer of all or any part of a Partner's interest in the Partnership, the Partnership shall make the election described in Code Section 754 to adjust the basis of the Partnership's assets under Code Section 743(b). The transferor or transferee of a Partnership interest shall pay all costs of preparing and filing all instruments or documents necessary to effectuate such election if made.

     3.6 General Allocation Rules. All Profit and Loss of the Partnership shall be allocated with respect to each Partnership Accounting Year (or part thereof) as of the end of, and within ninety (90) days after the end of, such year, or as soon thereafter as is practically possible. All Profit and Loss shall be allocated to the Partners shown on the records of the Partnership to have been Partners as of the last day of the Partnership Accounting Year for which such allocation is to be made, except that, if a Partner sells or exchanges its interest in the Partnership or otherwise is admitted as a substituted Partner, the Profit or Loss shall be allocated between the transferor and the transferee by taking into account their varying interests during the Partnership Accounting Year in accordance with Code Section 706(d), using the interim closing of the books method or such other method as shall be Approved by the General Partners.

     3.7 Sharing of Partnership Nonrecourse Debt. Throughout the term of the Partnership, the nonrecourse debt of the Partnership (other than Partner Nonrecourse Debt) shall be allocated for tax purposes among the Partners in accordance with their then respective Percentage Interests. To the extent that any Partner's share of such nonrecourse debt as so specified exceeds the amounts referred to in Regulations Sections 1.752-3(a)(1) and (2), it is intended that the foregoing shares shall be viewed and treated as reasonably consistent with allocations (which have substantial economic effect) of some significant item of partnership income or gain within the meaning of Regulations Section 1.752-3(a)(3).

     3.8 Adjustment of Gross Asset Value. Gross Asset Value, with respect to any asset, shall be the adjusted basis for federal income tax purposes of that asset, except as follows:

          3.8.1 Except as provided in Section 2.1.1, the initial Gross Asset Value of any asset contributed (or deemed contributed under Regulations
     Section 1.708-1(b)(1)(iv)) by a Partner to the Partnership shall be the fair market value of the asset on the date of the contribution, as Approved by the General Partners (subject to Section 5.9(iii).

          3.8.2 The Gross Asset Values of all Partnership assets shall be adjusted to equal the respective fair market values of the assets, as Approved by the General Partners (subject to Section 5.9(iii):

               3.8.2.1 If the Partners Approve that an adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership, as a result of (i) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis capital contribution; or
          (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership; and

               3.8.2.2 As of the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g).

          3.8.3 The Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of the asset on the date of distribution as Approved by the General Partners (subject to Section 5.9(iii) (less any liabilities assumed by the distributee Partner or to which such asset is subject as of the time of distribution).

          3.8.4 The Gross Asset Values of Partnership assets shall be increased or decreased to reflect any adjustment to the adjusted basis of the assets under Code Section 734(b) or 743(b), but only to the extent that the adjustment is taken into account in determining Capital Accounts under Regulations Section 1.704-1(b)(2)(iv)(m), provided that Gross Asset Values shall not be adjusted under this Section 3.8.4 to the extent that the General Partners Approve that an adjustment under Section 3.8.2 is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment under this Section 3.8.4.

     After the Gross Asset Value of any asset has been determined or adjusted under Section 3.8.1, 3.8.2 or 3.8.4, Gross Asset Value shall be adjusted by the depreciation taken into account with respect to the asset for purposes of computing Profits or Loss.


     3.9 Approvals Relating to Tax Issues.

     During all periods, all material tax elections, the determination of Gross Asset Value for any property, other decisions relating to taxes and tax returns, require the Approval of the General Partners.

                                    ARTICLE 4

                               LOAN REPAYMENTS AND
                                  DISTRIBUTIONS

     4.1 Net Available Cash. The Blackstone General Partner shall, at the end of each quarter, determine the amount of Net Available Cash. All Net Available Cash for any period shall be distributed in the following order of priority within thirty (30) days after the end of each calendar quarter, after first repaying any loans to the Partnership from the Partners under Section 2.4 (loans which have been outstanding the longest shall be repaid first and if two or more Partners have loans which have been outstanding for equal periods, repayment of such loans shall be made pro rata, in proportion to the Partners' then respective loan balances, with payments first repaying accrued but unpaid interest and then repaying principal) and subject to the terms of Sections 4.2 and 4.3, to the Partners in proportion to the Partners' respective Percentage Interests.

     4.2 Proceeds and Distributions in Liquidation. The proceeds received by the Partnership in connection with the liquidation and winding up of the Partnership shall be applied in the following order of priority:

          4.2.1 First, to the payment of creditors of the Partnership (including any creditors that are also Partners), except secured creditors whose obligations will be assumed or otherwise transferred on a liquidation of the Partnership property or assets;

          4.2.2 Second, to the payment of expenses incurred in the dissolution and termination of the Partnership; and

          4.2.3 Third, the balance, if any, shall be distributed to the Partners in accordance with the positive Capital Asset balances of the Partners.

     4.3 General Distribution Rules. The timing and amount of all distributions shall be in accordance with Sections 4.1, 4.2, 8.4 and 8.5. All distributions of cash shall be made to the Partners shown on the records of the Partnership to have been Partners on the date of the distribution. All distributions, upon request by a Partner, shall be made by wire transfer in immediately available funds to such Partner's account specified in such request. Distributions of Net Available Cash made to a Partner shall be deemed to be advances on account of such Partner's share of the distributable amounts thereof. For purposes of this Agreement, the term "distributable" with respect to such distributions shall mean the amount of such distributions as finally determined pursuant to the provisions of this Agreement by the Partners for the Partnership Accounting Year in respect of which they were made and for the term of the Partnership.

     4.4 Source of Distributions. Each Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and its share of distributions and shall have no recourse upon dissolution or otherwise against the Partnership, the Partners or the Liquidator. No holder of an interest in the Partnership shall have any right to receive any distributions except as provided in this Agreement or any right to demand or receive property other than cash upon dissolution and termination of the Partnership.


                                    ARTICLE 5

                  MANAGEMENT; DUTIES AND POWERS OF THE GENERAL
               PARTNER AND PARTNERS; RIGHTS AND DUTIES OF PARTNERS

     5.1 Management of Business; Partner Obligations; Reimbursements; Major Decisions; Retained Approvals.

          5.1.1 Management. The Partnership shall be managed by the Blackstone General Partner, subject to the Approval rights of the Managing General Partner under this Agreement. Except to the extent the Approval of the Managing General Partner is expressly required under this Agreement, no consent or Approval of the Managing General Partner shall be required with respect to any action or decision of the Blackstone General Partner with respect to Partnership matters. Except as otherwise provided in this Agreement, the Blackstone General Partner shall be responsible for supervising and undertaking the business of the Partnership and shall make all decisions affecting the day-to-day operations of the Partnership, the REO Partnerships. The
     Blackstone General Partner and the Managing General Partner shall cause each of its Authorized Representatives to devote as much time as is reasonably necessary to fulfill such Partner's obligations under this Agreement.

          The General Partners, at Partnership expense, shall be responsible for obtaining appropriate information and conducting due diligence concerning the Properties and the REO Partnerships and negotiating the purchase of the Properties and the REO Partnerships on behalf of the Partnership. The General Partners shall negotiate all documents with respect to Properties and the REO Partnerships that are Approved by the General Partners, including the Approved Contracts, contracts with surveyors, architects, governmental authorities and others concerning entitlements, easements, surveying, landscaping, insuring, zoning, construction, grading, improvements, and the like, all leases related to the Properties, offers and terms of sale of the Partnership assets, and contracts for necessary goods or services or borrowings regarding the Properties; all to the extent Approved by the General Partners from time to time.

          The signature of the Blackstone General Partner shall be required on all contracts and documents of the Partnership and shall be required to bind and shall be binding upon the Partnership for all purposes, and third parties shall be entitled to rely on the authority of the Blackstone
     General Partner to take any action on behalf of the Partnership. Notwithstanding the foregoing, the Blackstone General Partner shall not take any action requiring Approval of the General Partners under this Agreement unless the provisions of this Agreement concerning such Approval have been fully satisfied.

          The exercise by the Limited Partner of any right or power conferred to it herein shall not be construed to constitute participation by the Limited Partner in the control of the business of the Partnership so as to make the Limited Partner liable as a general partner for the debts and obligations of the Partnership. If any right or power conferred on the Limited Partner herein would have the effect of causing the Limited Partner to be liable as a general partner of the Partnership, the Limited Partner shall be deemed to not have such right or power.

               5.1.2 Compensation; Reimbursement. Other than fees, reimbursements or commissions otherwise permitted under this Agreement, no compensation shall be payable by the Partnership to any Partner or to an Affiliate of any Partner. The Partnership shall reimburse the Partners for their actual and reasonable out-of-pocket expenses incurred in connection with Partnership business to the extent such Partner is authorized to take the action resulting in such expenses, including those expenses that are described in this Section 5.1, or that are otherwise specifically authorized by this Agreement (including Section 5.1.3). Promptly following the Agreement Date, the General Partners shall cause the Partnership to reimburse or pay, as the case may be (from the initial Capital Contributions to the Partnership), the expenses described in Section 2.3.

               5.1.3 Permitted Expenditures. The Blackstone General Partner shall not, without the Approval of the Managing General Partner, make any expenditure of funds of the Partnership, or commit to make any such expenditure, other than in response to an Emergency, except as provided for in an Approved Budget of an REO Partnership; provided, however, the provisions of this Section 5.1.3 shall in no way limit the General Partner's authority to cause the Partnership to fund Emergency expenditures or Non- Discretionary Items when due that are billed to or incurred by the Partnership or an REO Partnership in excess of the amounts budgeted therefor. Notice of Emergency expenditures or actions shall be given by the Blackstone General Partner as soon as practicable after such expenditures are made or actions are taken.

               5.1.4 Powers of the General Partner. The Blackstone General Partner, in extension and not in limitation of the powers given to it by law or this Agreement, shall have full power and shall have the obligation, without the necessity of obtaining the Approval of the Managing General Partner, and at the expense of the Partnership, to take all actions required to conduct the day-to-day operations of the Partnership and, subject to the availability of Partnership funds and the funding limitations of Section 5.1.3., implement the Major Decisions and other decisions that have been Approved by the General Partners and pay expenses of the Partnership to the extent the Approval of the Managing General Partner with respect thereto is not required under this Agreement.

               5.1.4.1 Employees. The Partnership shall not have any employees.

               5.1.4.2 General Partner Duties. The Blackstone General Partner shall use its reasonable efforts, subject to the availability of Partnership funds, to (i) cause the Partnership to enter into any Approved Contracts and take the other actions that are described in
          Section 1.4  and 1.9 that have been Approved by the General  Partners,
          (ii) cause the Major Decisions and other actions that have been Approved by the General Partners to be implemented, (iii) cause the Partnership to timely issue the reports and tax returns required under this Agreement, (iv) undertake its other obligations under this Agreement. and (v) monitor and supervise the performance of Persons contracting with the Partnership. The Blackstone General Partner shall not be required to conduct the Partnership's day-to-day operations and implement Major Decisions as the General Partner's sole and exclusive function, and it and its Affiliates may (and expect to) have other business interests and may (and expect to) engage in other activities in addition to those relating to the Partnership, without having or incurring any obligation to offer any interest in such activities to the Partnership or any Partner. Notwithstanding the foregoing, the Blackstone General Partner shall be obligated to devote, and cause its Controlling persons to devote, so much of their time to the Partnership's business as shall be reasonably required to meet the Blackstone General Partner's obligations hereunder and the obligations of any of its Affiliates to the Partnership under any contracts with the Partnership.

               5.1.5 Major Decisions. The following are major decisions (the "Major Decisions") requiring the Approval of the General Partners:

                    5.1.5.1 Any act in contravention of this Agreement or extending the term of the Partnership.

                    5.1.5.2 Amending this Agreement to the benefit or detriment of any Partner.

                    5.1.5.3  Establishing  or adjusting  Gross Asset Value under
               Section 3.8 for any contributed asset or distributed asset or other Revalued Properties; Indemnification of any Person other than a Partner or its Affiliates pursuant to Section 5.5.2 or otherwise as permitted by this Agreement;

                    5.1.5.4 Except for liabilities to which the Blackstone General Partner is subject as a matter of law by reason of being a General Partner, entering into any agreement (i) which would cause any Partner to become personally liable on or in respect of or to guarantee any indebtedness of the Partnership or (ii) which is not nonrecourse to such Partner;

                    5.1.5.5 Causing the Partnership to redeem or repurchase all or any portion of the interest of a Partner (not including any change in Percentage Interests pursuant to Section 2.2.2.1) or causing the Partnership to enter into any contract in connection with the acquisition, leasing or disposition of the Properties other than an Approved Contract; or to borrow money from a Partner or its Affiliates except pursuant to Sections 2.2.2 or 2.4;

                    5.1.5.6 Causing or permitting the Partnership to be merged with any other entity; selling Partnership assets for consideration including notes payable; or otherwise disposing of Partnership assets;

                    5.1.5.7  Establishing  or adjusting  Gross Asset Value under
               Section 3.8 for any contributed asset or distributed asset or other Revalued Property;

                    5.1.5.8 Causing or permitting the Partnership to make loans to, or (except for Approved Contracts or as provided in the REO Partnership Agreements) enter into any contract with any Partner or any Affiliate of a Partner;

                    5.1.5.9   Dissolving,   terminating   or   liquidating   the
               Partnership, except as provided in Article 8 of this Agreement;

                    5.1.5.10 Terminating or substantially modifying any Approved
               Contract, disposing of the REO Partnership Interests any other asset of the Partnership (or any portion thereof) or permitting an encumbrance to be placed on Partnership assets other than as contemplated by the Approved Contracts, unless such action has been Approved by the General Partners. Notwithstanding any provision herein, the Blackstone General Partner may enforce (including termination where permitted under the Management Agreement) the Management Agreement in its sole discretion, without any approval rights given to the Managing General Partner);

                    5.1.5.11 Obtain any third-party loans other than those Approved by the General Partners to be entered into in connection with the Approved Contracts (whether secured or unsecured), or, in connection with any third-party loan Approved by the General Partners, execute or deliver on behalf of the Partnership any guarantee or other agreement whereby the Partnership is or may become liable for any obligations of any other Entity;

                    5.1.5.12 Acquire any asset other than pursuant to Approved Contracts, or take any action on behalf of the Partnership that is not within the scope of the Partnership purposes as set forth in Sections 1.4 and 1.9;

                    5.1.5.13 Modify, prepay or refinance any indebtedness of the
               Partnership other than those Approved by the General Partners to be lenders in connection with the Approved Contracts;

                    5.1.5.14 Commence, dismiss, terminate or settle any material litigation matter, material condemnation claim, or any matter or claim (including an insurance claim) in connection with which the amount in controversy is reasonably expected to exceed One Hundred Thousand Dollars ($100,000);

                    5.1.5.15  Make any  distribution  except as permitted  under
               Article 4 except in connection with the liquidation of the Partnership under Article 8, or make any Partnership expenditure except as otherwise permitted or authorized by this Agreement (including Section 5.1.3);

                    5.1.5.16 Except as otherwise provided in Sections 7.1(a), admit transferee Partners to the Partnership as substituted Partners or enter into financing that participates in profits; or, except as provided in Article 7, permit any Transfer of any interest in the Partnership to the extent Approval of the General Partners for such Transfer is required under this Agreement; or

                    5.1.5.17 Confess any judgment against the Partnership or cause the Partnership to file for Bankruptcy or other relief from creditors; or

The enumeration of the foregoing rights shall not diminish or affect the existence or exercise of other rights expressly granted to each of the Partners under this Agreement. In the event of a deadlock in obtaining the Approval of the General Partners with respect to any Major Decision, the deadlock shall be resolved as provided in Section 5.9.

                    5.1.5.18 Approval  Procedure.  Notice of the request for the
               Managing General Partner's Approval of any matter for which such Approval is required pursuant to this Agreement shall be delivered by the Blackstone General Partner to each Authorized Representative of the Managing General Partner, the Partner's summary and analysis of any other matter for which such Approval is requested and the Partner's recommendations with respect to any matter for which Approval is requested. Unless some other time is specified in this Agreement, each such Authorized Representative shall approve or disapprove such matter by notice to the Blackstone General Partner given within ten (10) Business Days following delivery of such notice. Failure of all Authorized Representatives of any Managing General Partner to timely respond by written notice to the Authorized Representatives of the Blackstone General Partner, indicating Approval or disapproval of such matter, shall be deemed Approval by all Authorized Representative of such matter for which Approval is requested. From and after any such submission to the Authorized Representatives of the Partners, and continuing until the matters addressed in such submission are Approved or otherwise resolved, each such Authorized
               Representative shall, upon request to the Partner who has possession thereof, be furnished promptly with access to or, if feasible, copies of such additional information and all Due Diligence Materials which become available to such Partner that are requested by the Partner whose Approval has been sought.

               Notwithstanding anything to the contrary contained herein, (i) the Blackstone General Partner may enter into commercial leases without the Managing General Partner's Approval provided such commercial leases cover demised premises of 5,000 rentable square feet or less, and (ii) no Approval shall be required with respect to any financing or refinancing that meets the parameters set forth in the letter attached hereto as Exhibit C.

     5.2 Sale of Properties.

     Right to Sell. The foregoing notwithstanding, in connection with any proposed sale of any REO Partnership Interest by the Partnership, the Blackstone General Partner shall in good faith consider retention of an affiliate of the Managing General Partner as the exclusive broker for marketing such interest for sale and to complete a sale of any such interest for compensation commensurate with that which would be paid to a third party performing similar services in a similar geographic location.

     5.3 Reporting Requirements; Financials; Meetings.

          5.3.1 Governmental Reports; Meetings. The Blackstone General Partner shall, at Partnership expense, use reasonable efforts to cause to be prepared and timely filed with appropriate federal, state and foreign regulatory and administrative bodies, all reports required to be filed with such entities under then current applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. The Partners shall be provided with a copy of any such report. No meeting of the Partners shall be required unless requested by any Partner upon notice to all Partners, which notice may be given by any Partner at any time. All Partners shall be given written notice of any meeting of the Partnership at least twenty (20) days prior to any such meeting by the Partner requesting such meeting. Any meetings shall be held at the record-keeping office of the Partnership or at any other reasonably convenient location within the United States as the Partners may Approve and specify in such notice.

          5.3.2 Access; Audit. The Blackstone General Partner shall permit any Partner to review and copy, during normal business hours at the office of the Partnership, all Partnership financial records and information. Each Partner shall have the right to have such records and information audited at such Partner's expense to the extent such audit is not required at Partnership expense under Section 5.3.3(i). The Blackstone General Partner shall maintain (at the office of the Partnership) reports required or otherwise prepared and delivered hereunder, copies of which shall be furnished to each Partner when available, at the Partnership's expense, together with such supplementary records and reports as are necessary to reflect the allocation among the Partners of the tax items and distributions of the Partnership. The Partnership's annual financial statements (and such other financial statements as required by loan documents to which the Partnership is a party) shall be audited at the Partnership's expense.

          5.3.3 Financials and Status Reports. The Blackstone General Partner shall cause the following reports to be issued:

               (i) At Partnership expense, the Blackstone General Partner shall use reasonable efforts to cause to be issued to the Partners annual financials, in reasonable detail, which shall be prepared by the Partnership's independent certified public accountants at Partnership expense, within sixty (60) days after the close of each year (including a balance sheet and income and expense statements, sources and uses of funds, cash on hand, distributions, changes in financial position, tax information, and unrepaid Partner loans). Such financial reports shall be prepared on an income tax basis and in accordance with generally accepted accounting rules. As soon as is practicable after the execution of this Agreement, the Partners shall meet to discuss the methodology to be used in preparing such reports;

               (ii) At Partnership expense, the Managing General Partner shall use reasonable efforts to cause to be issued to the Partners quarterly unaudited financials, in reasonable detail, within sixty (60) days after the close of each calendar quarter (commencing with the calendar quarter beginning on January 1, 1997), including a balance sheet, income and expense statements, sources and uses of funds, cash on hand, distributions, changes in financial position, and unrepaid Partner loans;

               (iii) At Partnership expense, the Managing General Partner shall cause to be issued to the limited Partner a monthly income and expense statement, in reasonable detail within thirty (30) days after the close of each month, showing sources and uses of Partnership funds and changes in the Partnership's financial position during such month. In connection with preparing such monthly income and expense statement, the Managing General Partner shall use commercially reasonable efforts to review the data provided by the Property Manager that is to be presented in such income and expense statement, such review to be commenced and completed to the extent possible, after using commercially reasonable efforts to do so, before the Managing General Partner furnishes such statement to the Partners. If such review is not completed prior to furnishing such statement, such review shall be completed as soon as is practicable thereafter (with notice being given to the Blackstone General Partner by the Managing General Partner of any variance from such statement that is discovered by the Managing General Partner in such review); and

               (iv) In preparing reports required under this Agreement, the Blackstone General Partner and the Managing General may rely on information furnished by the Property Managers to the extent that it is reasonable to do so.

     5.4 Tax Matters Partner; Tax Returns. The Blackstone General Partner is hereby designated as the "Tax Matters Partner", as such term is defined in
Section 6231(a)(7) of the Code, and it shall serve as such at Partnership expense with all powers granted to a tax matters partner under the Code. Each Partner shall give prompt notice to each other Partner of any and all notices it receives from the Internal Revenue Service (or any other taxing authority) concerning the Partnership, including any notice of audit, any notice of action with respect to a revenue agent's report, any notice of a 30-day appeal letter and any notice of a deficiency in tax concerning the Partnership's federal, state or local income tax returns. At Partnership expense, the Tax Matters Partner shall furnish each Partner with status reports regarding any negotiation between the Internal Revenue Service (or other taxing authority) and the Partnership promptly after any material new development. The Tax Matters Partner shall use its reasonable efforts to cause the Partnership's accountants to prepare and file on a timely basis, without regard to extensions, all tax and information returns which the Partnership may be required to file. No tax or information return shall be filed without the reasonable Approval of the General Partners in all cases. The Blackstone General Partner shall cause the Partnership's accountants to prepare and deliver, at Partnership expense, to each Partner on a timely basis an information reporting return (K-1) reflecting each Partner's distributive share of all income, gain, loss, deductions, allowances or credits of the Partnership for each Partnership Accounting Year, as computed pursuant to Article 3.

     5.5 Indemnification and Liability of Partners.

          5.5.1 No Partner shall be liable, responsible or accountable in damages or otherwise to any of the Partners or the Partnership for any act or omission performed or omitted by it in good faith on behalf of the Partnership and in a manner reasonably believed by it to be (i) within the scope of the authority granted to it by this Agreement and (ii) in the best interests of the Partnership, the Partners or their Affiliates unless such Partner or such Partner's Affiliate has engaged in actual fraud, intentional misappropriation of funds, gross negligence or breach of fiduciary duty in connection with such act or omission.

          5.5.2 The Partnership shall indemnify and hold harmless each Partner and its Affiliates from and against any obligations, actual damages, penalties, actions, judgments, suits, expenses, disbursements, losses, costs or liabilities of any kind or nature whatsoever which may be imposed upon, incurred or asserted against such Partner or its Affiliates (or the Affiliates, partners and members of such Partner or its Affiliates) (including reasonable attorneys' and paralegals' fees and court costs) in connection with, due to or arising out of such Partner's serving as a Partner or the Blackstone General Partner of the Partnership if such Partner acted in good faith, with reasonable belief that such actions were within the scope of authority granted to such Partner under this Agreement.

          5.5.3 Each Partner shall indemnify and hold harmless each other Partner and the Partnership from and against any direct (and not consequential or incidental) obligations, actual damages, penalties, actions, judgments, suits, expenses, disbursements, losses, costs or liabilities (collectively, the "Liabilities") incurred or paid by such other Partners or the Partnership (to the extent such Liabilities are not reimbursed by insurance proceeds or indemnities from third parties), to the extent such Liabilities are caused by, and such Partner or such Partner's Affiliate has engaged in, actual fraud, intentional misappropriation of funds, gross negligence or breach of fiduciary duty.

          5.5.4 In any case where indemnity is sought by a Partner, such Partner shall give notice of the request for indemnification to the Partnership and the other Partners from whom the indemnity is required and give them the opportunity to the extent reasonably possible, to participate in the defense of the claim giving rise to the claim for indemnity, all at Partnership expense and subject to the reasonable Approval of the General Partners.

     5.6 Limitation of Liability. Each Partner's liability shall be limited as set forth in this Agreement, the Act and other applicable law. Except as provided in Sections 5.5.1, 5.5.3 or 7.4, a Partner shall not be personally liable for any debts or losses of the Partnership beyond the Partner's respective interest in the Partnership, other than distributions received by a Partner as to which, by terms of the Act, such Partner is obligated to return. Except as expressly provided in this Agreement, the Limited Partner shall not be liable for the debts or obligations of the Partnership. No partner, officer, director, shareholder, manager or member of a Partner shall be liable for the obligations of such Partner to the Partnership or the other Partners under any circumstances.

     5.7 No Priorities. Except as specifically provided in this Agreement, no Partner shall have any priority over any other Partner as to the return of his or its Capital Contributions or as to distributions or allocations of Profits or Losses or other tax items.

     5.8 Determination Date for Indemnity Payments. For purposes of this Agreement, until the "Determination Date" (defined below) has occurred, no amount shall be due and owing by any Partner to the Partnership or to another Partner pursuant to Section 5.5.1 or 5.5.3, 7.5 or 9.2, if there is a bona fide dispute as to whether such amount is due or whether a Partner. The "Determination Date" shall be deemed to have occurred only upon the earlier to occur of the following: (a) the final determination by a Court described in
Section 9.4 that an amount described in Section 5.5.1, 5.5.3, 7.5 or 9.2 is due and payable, and time to file a notice of appeal from such determination has expired without such notice having been filed; or (b) the affirmation of a determination described in preceding clause (a) by the entry of judgment to such effect by the court to which such determination has been appealed.

     5.9 Deadlock. On and after January 1, 1998, upon (i) a bona fide dispute as to whether any Major Decision (other than the Major Decisions in Section 5.1.5.1, 5.1.5.2, 5.1.5.4, and 5.1.5.12) proposed by the Blackstone General Partner should be Approved by the Managing General Partner or (ii) the termination of Management

Agreements (other than terminations by the Property Manager or as a result of dispositions of the assets held by the REO Partnership) with respect to 25% or more of the REO Partnerships (a "Deadlock"), the Managing General Partner may issue a notice thereof to the Blackstone General Partner (a "Deadlock Notice"). The Deadlock Notice shall describe the Deadlock and the resolution proposed by the Partner issuing the Deadlock Notice. If a Deadlock Notice is properly issued, the Partners shall meet in good faith during the 10-day period after the Deadlock Notice has been received. If (i) a Major Decision that is the subject of the Deadlock is not resolved within such 10-day period or (ii) any Major Decision that is the subject of the Deadlock at any of the REO Partnerships is not resolved within the 10-day period applicable to such Major Decision, then:

          (i) Unless the Major  Decision is described in this Section  5.9(i) or
     Section 5.9(iii), (a) the Managing General Partner may elect to exercise the buy\sell provisions set forth in Section 5.9(ii) below (the "Deadlock Election") by giving written notice of such election to the Blackstone General Partner within ten (10) Business Days after the end of such 10-day period, or (b) absent the timely issuance of such a Deadlock Election by the Managing General Partner, the Blackstone General Partner's decision with respect to the Major Decision that is the subject of such Deadlock shall be deemed Approved. The Major Decision described in this Section 5.9(i) for which a Deadlock Election may not be issued is a Deadlock concerning whether a Funding Notice may be issued to the extent such Funding Notice would require Capital Contributions exceeding the dollar limitation contained in Section 2.1.2 (the sole remedy provided under this Agreement for such a Deadlock is provided in Section 2.4).

          (ii) Within thirty (30) days after a Deadlock Election is timely issued by the Managing General Partner pursuant to Section 5.9(i)(a), the Managing General Partner shall give notice (a "Deadlock Amount Notice") to the Blackstone General Partner of the amount (the "Deadlock Amount"), which would determine the price at which the Insignia Partners or its Affiliates or designees would be willing to (i) acquire all of the Blackstone
     Partners'  interests  in  the  Partnership  and  the  REO  Partnerships  or
     (ii) sell the Insignia Partners' interests in the Partnership and the REO Partnerships to the Blackstone Partners or an Affiliate or designee (the Blackstone Partners and the Insignia Partners are each referred to herein as a "Partner Group"). The Deadlock Amount shall be an amount equal to the gross value of the assets of the Partnership and the REO Partnerships as determined by the Managing General Partner. The amount which the Insignia Partners (or Affiliates and designees) shall pay to the Blackstone Partners and the amount which the Blackstone Partners (or Affiliates and designees) shall pay, if the Blackstone Partners elect, to the Insignia Partners for their respective interests in the Partnership and the REO Partnerships, shall be the amounts the selling Partner Group would receive pursuant to Sections 4.2.2 and 4.2.3 of this Agreement with respect to their general and limited partner interests and the REO Partnership Agreements with respect to their general partnership interests if all the assets of the REO Partnerships were sold for the Deadlock Amount and the Partnership and the REO Partnerships were liquidated, after paying all liabilities set forth on the books of the Partnership and the REO Partnerships (the "Insignia Buy-Out Price" or the "Blackstone Buy-Out Price", as applicable). Within sixty (60) days after receipt of a timely Deadlock Amount Notice, the Blackstone General Partner may elect by giving notice to the Managing General Partner to purchase (or to cause its Affiliate or designees to purchase) the Insignia Partners' interest in the Partnership and the REO Partnerships for the Insignia Buy-Out Price. If the Blackstone General Partner fails to elect to purchase (or to cause its Affiliates or designees to purchase) the Insignia Partners' interests in the Partnership and the REO Partnerships (including any general partner interests in any of the REO Partnerships held by Affiliates of Insignia) pursuant to the preceding sentence within such 60-day period, the Blackstone Partners shall sell their interests in the Partnership and the REO Partnerships (including any general partner interests in any of the REO Partnerships held by Affiliates of Blackstone) to the Managing General Partner (or its Affiliates) for the Blackstone Buy-Out Price. The purchase and sale of the interests in the Partnership and the REO Partnerships pursuant to this Section 5.9(ii) shall be consummated on or before thirtieth day following the expiration of the 60-day period within which the Blackstone General Partner may elect (the "GP Election") to purchase (or cause its Affiliate to purchase) the Blackstone Partners' interests in the Partnership and the REO Partnerships without the Blackstone General Partner having made such election (the "Deemed Election"); The Partner Group obligated to purchase hereunder shall put a deposit in escrow equal to five (5) percent of the purchase price (the "Deposit") with an escrow agent selected by selling Partner Group within 10 days after the GP Election is received or the Deemed Election occurs. Such Deposit shall be
     (i) nonrefundable except in the case of a default by the purchasing Partner Group and (ii) credited toward the amount to be paid at Closing by the purchasing Partner Group. If the purchasing Partner Group defaults in its obligation to purchase the applicable Partnership Interests of the selling Partner Group, the Deposit will be distributed to the selling Partner Group. At the closing, the selling Partner Group shall deliver to the Partnership and the REO Partnerships and the purchasing Partner Group such instruments of assignment, conveyance and transfer as the purchasing partners may reasonably deem necessary or appropriate to consummate the purchase and sale, and the purchasing Partner Group shall pay cash to the selling Partner Group in an amount equal to the Blackstone Buy-Out Price or the Insignia Buy-Out Price, as applicable. The purchasing Partner Group shall pay all transfer taxes related to the purchase and sale. Following the closing date, the Partnership, the REO partnerships and the purchasing Partner Group shall indemnify and hold each selling Partner harmless from and against all liabilities of the Partnership and the REO Partnerships arising from acts taken or omitted to be taken by the Partnership or the REO Partnerships after the date of the closing of the sale of such selling Partner Group's interests to the purchasing Partner Group, except to the extent such selling Partner Group is not entitled to be indemnified therefor under Section 5.5.2.

          (iii) in the case of a Major Decision described in Section 5.1.5.7 of this Agreement or any REO Partnership Agreement concerning the Gross Asset Value of any property, the Deadlock concerning such Major Decision shall be resolved in the following manner. Unless and until such Gross Asset Value has been Approved by the General Partners or determined as provided in this paragraph (iii), the transaction giving rise to the determination of Gross Asset Value shall not be consummated by the Blackstone General Partner. The Managing General Partner may give notice to the Blackstone General Partner stating that such Partner is invoking the following procedure, setting forth its proposed Gross Asset Value for such property (the "GAV Notice"), and appointing a "qualified appraiser" (defined below). Within five (5) Business Days after receiving a GAV Notice, the Blackstone General Partner shall, by notice to the Managing General Partner, appoint a second qualified appraiser. If the Blackstone General Partner fails timely to so appoint such second qualified appraiser, the Gross Asset Value shall be deemed to be that set forth in the GAV Notice. If the Blackstone General
     Partner timely so appoints such second qualified appraiser, the two appraisers so appointed shall appoint a third qualified appraiser within ten (10) Business Days after the notice of the appointment of the second appraiser is received by the Managing General Partner. Within five (5) Business Days after being appointed, the third appraiser shall (A) consider the evidence submitted by the General Partners and (B) upon notice to both General Partners, determine such Gross Asset Value. The cost of the appraisal shall be funded by the Partnership, and the Partners shall bear their own attorneys fees, during the appraisal. A "qualified appraiser" means any M.A.I. appraiser who has had over fifteen (15) years of experience in valuing multi-family real estate.

          (iv) Until it has been determined which Partner Group, if any, will sell its Partnership Interests pursuant to Section 5.9(ii), no action shall be taken with respect to the Major Decision that is the subject of the Deadlock. The Partner Group that is determined to be the Buyer of the Partnership Interests shall have the right to decide the Major Decision.

                                    ARTICLE 6

                        BOOKS, RECORDS AND BANK ACCOUNTS

     6.1 Books and Records. At Partnership expense, the Blackstone General Partner shall cause to be kept (at the office of the Partnership referred to in
Section 1.3.2) accurate, just and true books of account, in which shall be entered fully and accurately each and every transaction of the Partnership. The books and records of the Partnership shall separately identify, and account for, the Partnership's investment in, and the Profits, Losses and distributions attributable to, the Properties. The books shall be kept in accordance with the Partnership's method of reporting for federal income tax purposes (which shall be the accrual method of accounting), with supplementary records maintained on a cash basis. Tax accounting elections, including methods of depreciation and deduction or capitalization of interest, taxes and insurance premiums during a construction period, if any, shall be made as the General Partners shall Approve. The Partnership's financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied.

     6.2 Bank Accounts. The funds of the Partnership shall be deposited in the name of the Partnership, in such bank account or accounts as the General Partners shall Approve and direct from time to time. Such funds shall be invested by the Blackstone General Partner in short term instruments. Each of the Blackstone General Partner and the Managing General Partner shall be an individual signatory on all Partnership accounts, with the signature of any such Partner or its designee being sufficient to effect withdrawals.


                                    ARTICLE 7

                       TRANSFERS OF PARTNERSHIP INTERESTS

     7.1 Restrictions on Transfer. (a) Except as hereinafter provided, no Partner shall be permitted to Transfer all or any part of its interest in the Partnership [or permit any Transfer of ownership interests in such Partner unless such Transfer does not result in a change in Control of such Partner. Any attempted or actual Transfer shall be null and void ab initio and of no force and effect.

          (b) Notwithstanding the foregoing, a Partner may Transfer all or part of its interest in the Partnership, or allow the Transfer of ownership interests in such Partner, as follows:

          7.1.1 To the Partnership or another Partner or a partner, member or shareholder or Affiliate of a Partner; provided however that the term Affiliate for purposes of this Section 7.1.1. shall not include any REIT (or any similar entity that is not subject to income tax if it meets certain requirements relating to distributions to its shareholders and the character of its income and assets);

          7.1.2 If the proposed transferor is a natural Person, by succession or testamentary disposition upon his death;

          7.1.3 If the proposed transferor is a natural Person, to a trust for the benefit of any Family Member with respect to the proposed transferor, but only if the proposed transferor retains Control of the interest so transferred;

          7.1.4 Any other Transfer which is Approved by the General Partners;

          7.1.5 In connection with (or as the method for) a sale of all or substantially all of the assets of the Partnership; and

          7.1.6 Transfers of any interests within the limited partners (which are Affiliates of Blackstone) of the Limited Partner as long as an Affiliate of Blackstone remains in Control of the Limited Partner.

          The following shall be conditions to any Transfer of any interest in the Partnership pursuant to this Article 7: (i) with respect to direct Transfers of interests in the Partnership only, the transferee shall assume in writing each of the obligations of the transferor to the Partnership;
     (ii) with respect to direct Transfers of interests in the Partnership only, such transferee shall agree in writing to be bound by each of the terms and conditions of this Agreement; (iii) the transferee shall deliver to the Partnership instruments of assumption and security Approved by the General Partners, for the payment and performance of all obligations of or attendant to the interest so transferred and assumed; and (iv) the requirements of Sections 7.3 and 7.4 shall be satisfied.

     7.2 Take-Along Rights. There shall be no right of any other Partner to participate in any Transfer permitted by a Partner under this Agreement.

     7.3 Substitution of Partner. Subject to the restrictions and Approval rights of the Partners as set forth in Section 7.1 and the provisions of Section 7.4, with respect to direct Transfers of interests in the Partnership only, the assignee of any Transfer by a Partner (a "Partner Assignee") shall become a substitute Partner only if (i) the assignor Partner so provides in an instrument of assignment, (ii) the Partner Assignee agrees in writing to be bound by the provisions of this Agreement and of the Certificate and any amendments hereto and thereto, and (iii) each General Partner Approves such substitution, which Approval may be given or withheld in its sole and absolute discretion. If the assignor Partner so provides and the Partner Assignee agrees to be bound as aforesaid, the Partner Assignee shall have the right to become a substitute Partner upon payment to the Partnership of all costs and expenses of reviewing the instrument of assignment, if appropriate, and, if required by law, an amendment to the Certificate to reflect such substitution. In such event, if and as required by law, the Partners shall prepare or cause to be prepared an amendment to the Certificate to be signed by the Partners and, to the extent required, by the Partner Assignee. The Partners shall attend to the due execution and filing of an amendment to the Certificate, if such amendment is required. Unless named in this Agreement, or unless admitted to the Partnership as provided in this Agreement, no Person shall be considered a Partner, and the Partnership, each Partner and any other Persons having business with the Partnership need deal only with Partners so named or so admitted and shall not be required to deal with any other Person by reason of an assignment or pledge by a Partner (or realization of a pledge) or by reason of the death of a Partner. In the absence of the substitution of a Partner for a deceased Partner as provided in Section 7.1(a) or this Section 7.3, any payment to the executors, administrators or personal representatives of such deceased Partner shall acquit the Partnership of all liability with respect to such payment to any other Persons who may be interested in such payment by reason of the death of such Partner. A Partner Assignee of an interest in the Partnership who is not admitted as a substitute Partner as provided in this Section 7.3 shall be entitled to receive the economic benefits of the interest purported to be Transferred but shall not be considered a Partner for any purposes and shall have none of the rights of a Partner under this Agreement or under the Act.

     7.4 Additional Transfer Restrictions.

          7.4.1 Notwithstanding any provision of this Agreement to the contrary, and subject to the limitations in Sections 7.1 through 7.3, a Partner's ability to Transfer all or any portion of its Partnership interest, or to permit the Transfer of ownership interests in such Partner relating specifically or generally to such Partner's interest in the Partnership, shall be subject to the following additional restrictions:

               7.4.1.1 No Transfer of all or any portion of such interest shall be effective unless (i) such Transfer complies with the Transfer restrictions in all agreements to which the Partnership or such Partner is a party, and (ii) such interest is registered under the Securities Act and any applicable state securities laws, or an exemption from registration is available, and, for any direct Transfer of an interest in the Partnership, the Partnership shall have received an opinion of counsel, Approved by the other General Partner, to such effect (unless the requirement that the Partnership receive such legal opinion is waived by the other Partner);

               7.4.1.2 No Partner shall be permitted to Transfer any portion of its Partnership interest or take any other action which would cause the Partnership to be (i) treated as a "publicly traded partnership" within the meaning of Code Section 7704 or (ii) classified as a corporation (or as an association taxable as a corporation) within the meaning of Code Section 7701(a);

               7.4.1.3 Unless arrangements concerning withholding are Approved by the General Partners not making a Transfer (if such withholding is required of the Partnership), no Partner shall be permitted to Transfer all or any portion of its interest in the Partnership to any Person, unless such Person is a United States Person as defined in Code Section 7701(a)(30) and is not subject to withholding of any federal tax; and

               7.4.1.4 No Partner  shall be  permitted  to  Transfer  all or any portion of its Partnership interest if such Transfer will (i) cause the assets of the Partnership to be deemed to be "plan assets" under ERISA or its accompanying regulations or the Code or (ii) result in any "prohibited transaction" under ERISA or its accompanying regulations affecting the Partnership.

          7.4.2 Any purported transfer or any other action taken in violation of this Section 7.4 shall be void ab initio.

          7.5 Transfer Indemnification and Contribution Provisions.

     Each Partner shall indemnify, defend and hold the Partnership and the other Partner, and the shareholders, partners, employees, agents, members and Affiliates thereof, harmless from any Liabilities in any way arising from the failure of a Transfer of any interest in the Partnership (including any Transfer of an interest in any partners, members or shareholders of the indemnifying Partner, or the partners, members or shareholders therein, and regardless of whether occurring before or after the date of this Agreement) to comply with all applicable federal and state securities laws, including all registration or qualification requirements and anti-fraud requirements, or the impact of such Transfer upon compliance of the Partnership and its Partners with those securities laws in connection with any previous Transfer of an interest in the Partnership. Should the preceding indemnity be unenforceable to any extent, then, to such extent the Partner otherwise required to so indemnify the Partnership and the other Partner shall be obligated to contribute to any loss, liability, cost or expense resulting from the actions, omissions or events set forth in the above indemnification to the extent of its responsibility therefor, as determined by the trier of fact.

     7.6 Basis for Restrictions and Remedies. The Partners acknowledge that the relationship of each Partner to the other Partners is a personal relationship and that the restrictions on the power of each Partner to withdraw or Transfer its interest in the Partnership and permit the Transfer of ownership interests in such Partner (i) are necessary to preserve such personal relationship and safeguard the investment of the other Partners in the Partnership and, in the case of Transfer restrictions under current law, to help preserve the Partnership's status as a partnership for tax purposes, (ii) were a material inducement to the other Partner entering into this Agreement, and (iii) shall be enforceable notwithstanding the Bankruptcy of any Partner or any applicable prohibition against restraints on alienation.

     7.7 Representations, Warranties and Covenants.

     Each Partner hereby represents and warrants to each of the other Partners as follows:

          7.7.1 Such Partner, if not a natural Person, is duly formed and validly existing under the laws of the jurisdiction of its organization with full power and authority to enter into this Agreement and to conduct its business to the extent contemplated in this Agreement;

          7.7.2 This Agreement has been duly authorized, executed and delivered by such Partner and constitutes the valid and legally binding agreement of such Partner, enforceable in accordance with its terms against such Partner, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws relating to creditors' rights generally, by general equitable principles and by any implied covenant of good faith and fair dealing;

          7.7.3 The execution and delivery of this Agreement by such Partner and the performance of its duties and obligations hereunder do not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate to which such Partner is a party or by which it is bound or to which its properties are subject or require any authorization or approval under or pursuant to any of the foregoing, or violate any statute, regulation, law, order, writ, injunction, judgment or decree to which such Partner is subject;

          7.7.4 Such Partner is not in default (nor has any event occurred which with notice, lapse of time, or both, would constitute a default) in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or any lease or other agreement, or any license, permit, franchise or certificate, to which it is a party or by which it is bound or to which any of its properties are subject, nor is it in violation of any statute, regulation, law, order, writ, injunction, judgment or decree to which it is subject, in each case if such default or violation would materially and adversely affect such Partner's ability to carry out its obligations under this Agreement;

          7.7.5 There is no litigation, investigation or other proceeding pending or, to the knowledge of such Partner, threatened against such Partner or any of its Affiliates which, if adversely determined, would materially and adversely affect such Partner's ability to carry out its obligations under this Agreement, and, to the knowledge of such Partner and its Affiliates, (i) there is no lawsuit pending against such Partner or its Affiliates alleging fraud against them and (ii) there is no criminal investigation or indictment pending against such Partner or its Affiliates;

          7.7.6 To the knowledge of such Partner, no consent, approval or authorization of, or filing, registration or qualification with, any court or governmental authority on the part of such Partner is required for the execution and delivery of this Agreement by such Partner and the performance of its obligations and duties hereunder;

          7.7.7 Such Partner is acquiring its interest in the Partnership for investment purposes and without a view toward its resale or distribution;

          7.7.8 Such Partner is sophisticated in real estate transactions, has been granted access to such financial and other material information concerning the Partnership, its purchase of the REO Partnerships and the Properties, the Initial Approved Contracts and all Due Diligence Materials as it has requested in connection with its investment in the Partnership, is able, either directly or through its agents and representatives, to evaluate such information and any Due Diligence Materials provided or made available to it from time to time hereunder, and is able to bear the financial risk of loss presented by an investment in the Partnership (which includes the risk of loss of such Partner's entire investment), particularly in light of the fact that the Property is subject to unpredictable real estate values, and the other risks of owning equity or debt investments concerning real estate;

          7.7.9 Such Partner is aware that transfers of interests in the Partnership and within such Partner are not permitted except in the limited circumstances expressly as provided in Article 7 hereof and that an investment in the Partnership is a long- term investment, without liquidity;

          7.7.10 Such Partner and its Affiliates are not relying upon any of the other Partners, nor any of their Affiliates in connection with any of the matters referred to in this Agreement, including any projections, information, due diligence, representations, statements or other matters concerning the Partnership, the REO Partnerships, the Properties or otherwise;

          7.7.11 None of the Partner's agents or representatives has made any binding representations, warranties, projections or assurances to such Partner with respect to the Partnership, the REO Partnerships and the Properties, the performance of the Partnership and the Properties, the safety or the risks involved and/or the tax or economic consequences thereof;

          7.7.12 Such Partner is aware that the other Partner and/or the other Partner's Affiliates now and in the future will be, and in the past have been, engaged in businesses which are competitive with that of the Partnership, the REO Partnerships and/or the Property, and that, no Partner or its Affiliates is required to bring any Properties opportunities to the attention of the Partnership, the REO Partnerships or any Partner (or their Affiliates) for investment;

          7.7.13 Such Partner understands that the federal, state and local tax liability of such Partner and its Affiliates with respect to the taxable income and gain allocated to such Partner and its Affiliates hereunder for any year may exceed the cash distributions from the Partnership to such Partner and its Affiliates, and such Partner and its Affiliates may have to look to sources other than distributions from the Partnership to pay such tax;

          7.7.14 Except as specifically provided in this Section 7.7, such Partner is not relying upon any representation or warranty of any other Partner, the Partnership or any of their respective Affiliates, express or implied, oral or written;

          7.7.15 No Partner is required to cause the controlling persons of such Partner to devote any specific portion of their time to Partnership business other than as necessary to fulfill such Partner's obligations under this Agreement, and such controlling persons are expected to spend substantial amounts of their time on activities that are unrelated to the Partnership; and

          7.7.16 Such Partner understands that the Partnership and its Partners are relying on the accuracy of the representations set forth in this
     Section 7.7 in entering into this Agreement without requiring that the interests in the Partnership be registered under federal or state securities laws.

                                   ARTICLE 8

                        TERM, DISSOLUTION AND TERMINATION

     8.1 Events of Dissolution. The Partnership shall continue until December 31, 2025, or such later date as is Approved by the General Partners; provided, however, that dissolution and liquidation shall occur prior to that date upon the occurrence of any one of the following events:

          8.1.1 An election to dissolve the Partnership being made in writing by the Approval of the General Partners;

          8.1.2 The sale for cash, exchange or other disposition of all or substantially all of the assets of the Partnership and the receipt of the proceeds of such sale; or

          8.1.3 The Bankruptcy or dissolution (without reconstitution within sixty (60) days thereafter) of the Blackstone General Partner and the Managing General Partner.

     8.2 Limitation on Dissolution. Until the dissolution of the Partnership otherwise occurs, the General Partners shall not voluntarily retire, resign or withdraw from the Partnership, take any step voluntarily to dissolve itself or voluntarily cause a dissolution of the Partnership, except as provided in
Section 8.1.

     8.3 Liquidation and Winding Up.

          8.3.1 If the Partnership is dissolved for any reason , the Blackstone General Partner (the "Liquidator"), shall commence to wind up the affairs of the Partnership and to liquidate and sell or otherwise dispose of and the Properties and any other asset of the Partnership (unless the distribution of any Partnership asset or interests therein in-kind to the Partners is Approved by the General Partners) in an orderly manner as Approved by the General Partners as soon as is practicable thereafter. A third-party liquidator may be appointed if Approved by the General Partners. Any Liquidator other than the Blackstone General Partner shall have sufficient business expertise and competence to conduct the winding up and termination of the business of the Partnership as it has theretofore been conducted or (subject to the limitations hereinafter set forth) which the Partnership may thereafter enter into. No Liquidator who is a Partner or an Affiliate of a Partner shall be paid any compensation or fee for conducting the liquidation of the Partnership.

          8.3.2 The Liquidator shall proceed with such liquidation in as expeditious a manner as is reasonably practicable. The holders of interests in the Partnership shall continue to share income and losses during the period of liquidation in accordance with Article 4.

          8.3.3 If a Partner or an Affiliate of a Partner desires to purchase any of the Partnership's remaining assets, the price, terms and conditions of such purchase shall be subject to the Approval of the General Partners.

          8.3.4 Except as expressly provided in this Article 8, any Liquidator which is not the Blackstone General Partner shall have and may exercise all of the powers conferred upon the Blackstone General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers), to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during the Liquidation Period.

          8.3.5 If (i) the Partnership is dissolved for any reason (ii) the General Partners have become Bankrupt or been dissolved, and (iii) within ninety (90) days following the date of dissolution a Liquidator or successor Liquidator has not been appointed by remaining Partners pursuant to Section 8.3.1, any interested party shall have the right to seek judicial supervision of the winding up of the Partnership pursuant to the Act.

          8.3.6 After making payment or provision for payment of all debts and liabilities of the Partnership and all expenses of liquidation, the Liquidator may establish, for a period not to exceed eighteen (18) months after the date the liquidation is complete, such cash reserves as the General Partners may Approve to be necessary for any contingent or unforeseen liabilities or obligations of the Partnership.

     8.4 Distribution Upon Dissolution and Capital Account Adjustments. Upon dissolution of the Partnership without reconstitution as permitted by this
Article 8, the Partnership's assets shall be sold or otherwise disposed of to third parties as directed by the Liquidator (unless the Partners Approve a distribution of any Partnership asset or interests therein in-kind to the Partners), and, after paying or providing for liabilities owing to creditors (including Partners) and the establishment of such reserves as the Liquidator reasonably deems necessary for contingent or unforeseen liabilities or obligations of the Partnership for a period of up to eighteen (18) months after the liquidation has been completed, the remaining liquidation proceeds (and the reserves, after the expiration of a period of time deemed reasonable by the Liquidator for a period of up to eighteen (18) months after the liquidation has been completed) shall be distributed pursuant to Section 4.2.

     8.5 Compliance with Timing Requirements of Treasury Regulations. Notwithstanding anything in this Article 8 to the contrary, in the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made to the Partners within the time required by Regulations Section 1.704-1(b)(2)(ii)(b)(2) to the extent practicable. However, a liquidation occurring as a result of a Tax Termination shall not require an actual distribution of Partnership assets, but shall instead be treated as a constructive liquidation and reformation in the manner provided in Regulations Section 1.708-1(b)(1)(iv), or otherwise as required by successor Regulations, if any.

                                    ARTICLE 9

                                  MISCELLANEOUS

     9.1 Other Interests. No Partner and no Affiliate of a Partner shall have any right, by virtue of this Agreement or otherwise, to share or participate in or to Approve any other investments or activities of any other Partner or the income or proceeds derived therefrom, no Partner and no Affiliate of any Partner shall be obligated to offer or to bring to the attention of the Partnership or the Partners any property or other business investment or opportunity, whether or not within the scope of the Partnership's purposes, and any Partner and any Affiliate of any Partner may at any time during the term of the Partnership own, invest in, develop or manage, directly or indirectly, any property or other business investment or opportunity, whether or not competitive with the Partnership, the Properties or the Partnership's other assets or otherwise within the scope of the Partnership purposes. Each of the Partners acknowledges and agrees that each Partner and its Affiliates have engaged or invested in, are now engaged and investing in and will in the future be offered, consider, engage and/or invest in other business or real property ventures of every kind and nature, including the ownership, acquisition, financing, leasing, operating, management, syndication, brokerage and development of real property and other investments and oppor- tunities to make or purchase loans which are competitive with the Properties and the business of the Partnership, and none of the Partners or their Affiliates shall have any obligation or responsibility to disclose, account for or offer any of such real properties, investments or opportunities to the Partnership or any Partner or their Affiliates, and the Partnership, the Partners and their Affiliates shall have no rights or interests therein.

     9.2 Damages; Certain Cure Rights; Offset. Each Partner shall be liable to the Partnership and the other Partners for any actual (but not consequential or incidental) damages arising from any breach hereof. Except as provided in Sections 2.2.2.1, 3.5.4, 5.5.1, 5.5.3 or 7.4, the liability of any Partner shall be limited to the extent of such Partner's interest in the Partnership. Upon any alleged breach or default of this Agreement by any Partner, it shall be a condition to any action against such Partner that such Partner have received notice of such alleged breach or default (which may be any notice otherwise required by this Agreement) and that such Partner shall have failed to cure such alleged breach or default within thirty (30) days following such notice. Notwithstanding anything in this Agreement to the contrary, the only cure period for failure timely to make a Capital Contribution under Article 2 is set forth in Sections 2.2.1 and 2.2.2.

     9.3 No Agency. Except as provided herein, nothing herein contained shall be construed to constitute any Partner hereof the agent of any other Partner hereof or to limit in any manner the carrying on of each Partner's respective businesses or activities.

     9.4 Governing Law. It is the intent of the parties hereto that all questions with respect to the construction of this Agreement and the rights and liabilities of the parties hereto shall be determined in accordance with the provisions of the laws of the State of Delaware as applicable to a limited liability company formed under the Act. The United States District Court for the Southern District of New York and the Supreme Court for New York County, New York shall be the exclusive appropriate venues to litigate questions of interpretation under this Agreement or the rights of the parties hereunder. Each of the parties hereto hereby waives any and all rights to a trial by jury with respect to any dispute among the Partners or their Affiliates or among a Partner (or its Affiliates) and the Partnership concerning this Agreement, the Partnership or the Properties. In any dispute among the Partners concerning the Partnership or this Agreement, the prevailing Partner shall be entitled to recover its reasonable attorneys' fees and costs (including litigation and collection costs) from the non-prevailing Partners.

     9.5 Notices. Any notices or solicitations of Approval required or permitted to be given under the terms of this Agreement shall be in writing and shall be deemed to have been given when (i) personally delivered with signed delivery receipt obtained, (ii) when transmitted by facsimile machine, with printed confirmation of successful transmission to the facsimile number set forth in the appropriate address listed below being obtained by the sender from the sender's facsimile machine, or (iii) by a nationally recognized overnight courier service, fees prepaid, when delivered, in each case addressed as follows:

     If to Blackstone or the Limited Partner, to it in care of:

           Blackstone Real Estate Advisors II L.P.
           345 Park Avenue, 31st Floor
           New York, New York 10154

           Attn:  Stavros Galiotos
           Phone: 212-754-7321
           Fax:      212-754-8730


           with a copy to:

           Simpson Thacher & Bartlett
           425 Lexington Avenue
           New York, New York 10017

           Attn: Glenn D. Kesselhaut, Esq.
           Phone: 212-455-7075
           Fax:  212-455-2500


           If to Insignia, to it in care of:


           Mr. James Aston, Mr. Jeffrey Goldberg
           and Mr. John Lines
           One Insignia Financial Plaza

           Greenville, South Carolina  29601
           Phone:  (864) 239-1000
           Fax:  (864) 239-1096

           with a copy to:
           Akin, Gump, Strauss, Hauer & Feld LLP
           399 Park Avenue
           New York, New York 10022
           Attn: Robert G. Koen, Esq.
           Phone:  (212) 872-1071
           Fax:  (212) 872-1002

The time to respond to any notice shall commence to run on the date of delivery at the appropriate addresses (or attempted delivery if delivery is refused during normal business hours). A Partner may change the address to which notices shall be sent to it, or any of its Authorized Representatives, by written notice to all Partners (said change of address or of Authorized Representatives to be effective upon receipt by all Partners).

     9.6 Pronouns and Plurals. References herein to the singular shall include the plural and to the plural shall include the singular, and references to the masculine gender shall include the feminine and neuter genders (and vice versa), except where the same shall not be appropriate.

     9.7 Waiver. No consent or waiver, express or implied, by any Partner to or of any breach or default by any other Partner in the performance by the other of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default by the other in the performance by such other party of the same or any other obligations of such Partner hereunder. Failure on the part of any Partner to object to or complain of any act or failure to act of any other Partner or to declare any other Partner in default, irrespective of how long such failure continues, shall not constitute a waiver by such Partner of its rights hereunder.

     9.8 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     9.9 Titles and Captions. All Article or Section titles or captions contained in this Agreement are for convenience only and shall not be deemed a part of the content of this Agreement.

     9.10 Agreement in Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. In addition, this Agreement may contain more than one counterpart of the signature page and the Agreement may be executed by the affixing of the signatures of each of the Partners to one or more of such counterpart signature pages; all of such signature pages shall be read as though one, and shall have the same force and effect as though all of the signers had signed a single signature page. A party to this Agreement may execute and deliver this Agreement by executing a counterpart of the signature pages hereto and sending a copy thereof to the other parties to this Agreement by facsimile transmission. Any party who executes and delivers this Agreement by facsimile transmission shall deliver four (4) manually executed copies of such signature page to each other party to this Agreement within three (3) Business Days after such facsimile transmission (but failure to do so shall not affect the validity of such party's execution and delivery by facsimile transmission). This Agreement shall not be effective or binding on any party to this Agreement for any purpose unless and until each party to this Agreement has executed and delivered a counterpart signature page to this Agreement to the other parties to this Agreement.

     9.11 Binding Agreement. Subject to the restrictions on Transfers set forth herein, this Agreement shall inure to the benefit of and be binding upon the undersigned Partners and their respective heirs, executors, legal or personal representatives, successors and assigns. Whenever in this instrument a reference to any party or Partner is made, such reference shall be deemed to include a reference to the heirs, executors, legal or personal representatives, successors and assigns of such party or Partner.

     9.12 Further Assurances. The Partners shall execute and deliver such further instruments and do such further acts and things as may reasonably be required to carry out the intent and purposes of this Agreement promptly upon request from either Partner.

     9.13 Waiver of Partition. Unless otherwise specifically provided in this Agreement (including Article 8), no Partner shall, and each Partner hereby irrevocably waives the right to, either directly or indirectly, take any action to require partition or appraisement of the Partnership, the Properties or any part thereof, and, notwithstanding any provision of applicable law to the contrary, each Partner hereby irrevocably waives any and all right to maintain any action for partition or to compel any sale with respect to its interest in the Partnership or with respect to the assets of the Partnership, including the Properties, or any part thereof.

     9.14 Entire Agreement. This Agreement contains the final and entire agreement among the parties hereto with respect to the subject matter hereof, including the Properties, and they shall not be bound by any terms, conditions, statements or representations, oral or written, with respect thereto that are not contained herein. This Agreement does not modify any other agreement among the parties hereto or their Affiliates except to the extent specifically set forth in this Agreement.

     9.15 Amendments. Except as expressly provided in this Agreement, this Agreement may be modified or amended only upon the Approval of the General Partners.

     9.16 No Drafting Presumption. In interpreting the provisions of this Agreement, no presumption shall apply against any Partner that otherwise would operate against such Partner by reason of such document having been drafted by such Partner or at the direction of such Partner or an Affiliate of such Partner.

     9.17 No Third-Party Beneficiaries. The provisions of this Agreement are not intended to be for the benefit of any creditor or other Person (other than the Partners in their capacities as such) to whom any debts, liabilities or obligations are owed by (or who otherwise have a claim against or dealings with) the Partnership or the Partners, and no such creditor or other Person shall obtain any rights under any of such provisions (whether as a third-party beneficiary or otherwise) or shall by reason of any such provisions make any claim in respect to any debt, liability or obligation (or otherwise) including any debt, liability or obligation with respect to Capital Contributions, against the Partnership or the Partners. In addition, no deficit balance in any Partner's Capital Account or in the capital account of any partner or member of a Partner shall be an asset of the Partnership, and no Partner shall be obligated to restore any such deficit balance.

[signatures begin on next page]

     IN WITNESS WHEREOF, this Agreement is executed, and is effective for all purposes, as of the date first set forth above.

PARTNERS:

BLACKSTONE GENERAL PARTNER

BRE/Southwest Partners I L.P., a Delaware limited partnership


By: BRE/Southwest Partners I L.L.C., its general
partner


By:  Stavros Galiotos
---------------------
Name:
Title:

MANAGING GENERAL PARTNER AND LIMITED
PARTNER


NPI-AP MANAGEMENT, L.P., a Delaware
limited partnership


By: NPI Property Management Corporation, its
general partner


By:   Jeffrey L. Goldberg
-------------------------
Name:
Title:


[Signatures Continue]

LIMITED PARTNERS


BLACKSTONE REAL ESTATE PARTNERS II L.P., a Delaware limited partnership

By: Blackstone Real Estate Associates II L.P., a
Delaware limited partnership, its general
partner


By: Blackstone Real Estate Management
Associates II L.P., its general partner


By: BREA II L.L.C., a Delaware
limited liability company, its
general partner

By:  /s/ Stavros Galiotos
-------------------------
Name:
Title:

BLACKSTONE REAL ESTATE PARTNERS II TE.1
L.P., a Delaware limited partnership


By: Blackstone Real Estate Associates II L.P., a
Delaware limited partnership, its general
partner


By: Blackstone Real Estate Management
Associates II L.P., its general partner


By: BREA II L.L.C., a Delaware
limited liability company, its
general partner

By: /s/ Stavros Galiotos
------------------------
Name:
Title:

BLACKSTONE REAL ESTATE PARTNERS II TE.2
L.P., a Delaware limited partnership


By: Blackstone Real Estate Associates II L.P., a
Delaware limited partnership, its general
partner


By: Blackstone Real Estate Management
Associates II L.P., its general partner


By: BREA II L.L.C., a Delaware
limited liability company, its
general partner

By:  /s/ Stavros Galiotos
-------------------------
Name:
Title:


[signatures continue]

BLACKSTONE REAL ESTATE HOLDINGS II L.P., a Delaware limited partnership


By: Blackstone Real Estate Management
Associates II L.P., its general partner


By: BREA II L.L.C., a Delaware
limited liability company, its
general partner

By:  /s/ Stavros Galiotos
-------------------------
Name:
Title:




[signatures conclude]